                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting material Pursuant to Sec.240.141-11(C) or
     Sec.240.14a-12

                           INVITRO INTERNATIONAL
---------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                    N/A
----------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1),
     14a-6(I)(2) or Item 22(a)(2) of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

  1)    Title of each class of securities to which transaction applies:

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  2)    Aggregate number of securities to which transaction applies:

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  3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  4)    Proposed maximum aggregate value of transaction:

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  5)    Total fee paid:

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
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)    Amount Previously Paid:

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  2)    Form, Schedule or Registration Statement No.:

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  4)    Date Filed:

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
                          VISTA TECHNOLOGIES INC.

                         NOTICE OF ANNUAL MEETING

                             February 4, 1997


  Notice is hereby given that the 1997 Annual Meeting of Stockholders of VISTA TECHNOLOGIES INC., a Nevada corporation (herein called "Vista" or the "Company"), will be held at the principal offices of the Company, 167 S. San Antonio Road, Suite 9, Los Altos, California 94022 on Tuesday, February 4, 1997, at 1:00 P.M. local California time. The Annual Meeting will be held for the following purposes, as more fully described in the attached Proxy
Statement:

  1.    To elect a Board of four (4) Directors.

  2. To consider and vote on a proposal to approve an increase in shares covered by the Company's 1994 Stock Option Plan to a total of 2,500,000 shares of Common Stock.

  3. To consider and vote on a proposal to approve the 1996 Stock Compensation Plan covering 250,000 shares of Common Stock.

  4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  In accordance with the provisions of the Bylaws, the Board of Directors has fixed the close of business on January 8, 1997 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

  YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT.
STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE OR BY FACSIMILE TRANSMISSION TO THE SECRETARY OF THE COMPANY AT FAX NUMBER (415) 947-1760.

           By Order of the Board of Directors,

           Thomas A. Schultz,
                President

Los Altos, California
January 10, 1997

                          VISTA TECHNOLOGIES INC.
                    167 South San Antonio Road, Suite 9
                        Los Altos, California 94022

                              PROXY STATEMENT
                      ANNUAL MEETING OF STOCKHOLDERS

                             February 4, 1997


                          SOLICITATION OF PROXIES

  The enclosed proxy is solicited on behalf of the management and Board of Directors of VISTA TECHNOLOGIES INC., a Nevada corporation (herein called the "Company" or "Vista"), for use at the Company's Annual Meeting of Stockholders and at any and all adjournments thereof. Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked at any time prior to its exercise by delivering a written notice of revocation to the Secretary of the Company at its principal office address listed above, by a subsequent proxy executed by the person executing the prior proxy and presented to the Secretary of the Company, or by attendance at the meeting and voting in person by the person executing the proxy.

  The cost of preparing, assembling and mailing this Notice of Annual
Meeting and Proxy Statement and the enclosed proxy card will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith. Proxies, ballots and voting tabulations that identify stockholders will be held confidential, except in a contested proxy solicitation or where necessary to meet applicable legal requirements. This Proxy Statement was first mailed to the Company's shareholders on or about January 13, 1997.

  A copy of the Company's 1996 Annual Report to Stockholders, which includes financial statements for its last fiscal year ended March 31, 1996, is being concurrently mailed with this Proxy Statement to each shareholder of record as of the close of business on January 8, 1997.

               VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

  Only the holders of record of the Company's common stock at the close of business on January 8, 1997, the record date for the Annual Meeting, are entitled to notice of and to vote at the Meeting. The Company had 6,426,112 shares of common stock, par value $0.05 per share (the "Common Stock") outstanding and entitled to vote as of January 8, 1997. Each share of Common Stock entitles the holder thereof to one vote on each matter to be acted upon at the Annual Meeting. Abstentions and broker "non-votes" will be counted in determining the number of shares present but will not be voted for any proposal and therefore will have the same effect as abstentions on each proposal presented to the Meeting.

  The following table sets forth information (except as otherwise indicated by footnote) as of January 8, 1997 as to Vista Common Stock owned by
(i) each person known by management to beneficially own more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors and nominees for election as directors, and (iii) all executive officers, directors and nominees as a group:

                                                                      Common Stock (1)
                                                ------------------------------------------------------------
                                                  Shares Beneficially Owned
                                                  Before Effect of Proxies
                                                  Granted to the Company's
                                                   Board of Directors (2)           Voting Rights Only (3)
                                                ---------------------------     ----------------------------
  Name or Group  (1)                             No. of Shares   % of Class       No. of Shares   % of Class
-------------------------                       ---------------  ----------     ----------------  ----------
DIRECTORS AND NOMINEES:
Dr. J. Charles Casebeer ....................        20,000  (4)       0.3%              -0-             --
Dr. Donald G. Johnson ......................        20,000  (5)       0.3%              -0-             --
Thomas A. Schultz ..........................       150,000  (6)       2.3%              -0-             --
Murray D. Watson ...........................     3,997,000 *(7)      57.2%        3,435,000 *(7)      53.5%
Proxies granted to the Board of Directors
    by two Regional Joint Ventures .........          --    (8)       --            650,000 *(8)      10.1%
All officers and directors as a group
    [7 persons in number] ..................     4,232,833 *(9)      58.6%        4,085,000 *(9)      63.6%

OTHER 5% SHAREHOLDERS:
Pharma Parch PLC ...........................     3,910,000 *(10)     56.5%        3,410,000 *(10)     53.1%
    15/16 FitzWilliam Place
    Dublin 2, Ireland
Refractive Services-800, Inc................       520,000  (11)      8.1%          520,000  (11)      8.1%
    Reaal 5-V,  P.O. Box 4
    2350 AA Leiderdorp, The Netherlands
Vista Laser Centers of the Northeast, Inc...       450,000 *(12)      7.0%              -0-             --
    131 Bloor Street West, Suite 210
    Toronto, Ontario  M5S 1R1, Canada

--------------------------------------------
 * Includes certain shares that are listed elsewhere in the table. See Notes 7, 8, 10 and 12 below.

(1) To the best knowledge of Vista's management, the persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, except as otherwise indicated in the information contained in the footnotes below and, where applicable, community property laws.

(2) Based on 6,426,112 shares of Common Stock outstanding at January 8, 1997 (the "Record Date") plus, where applicable, shares issuable upon exercise of stock options held only by the person or group indicated that were fully exercisable or exercisable within a period of 60 days from the Record Date. These columns do not include shares as to which Vista's Board of Directors holds only a proxy to vote the shares (see Notes 3 and 8 below) except to the extent such person or a member of the group has another direct or indirect beneficial interest in the shares. See Notes 7 and 10 below.

(3) Voting rights in these columns includes only those shares of Common Stock that the named person or group is entitled to vote as of the Record Date. The percentage shown is based upon 6,426,112 shares outstanding and entitled to vote as of the Record Date. As described in
        Note 8 below, two Regional Joint Ventures holding an aggregate of 650,000 shares of Vista Common Stock have granted irrevocable proxies to Vista's Board of Directors expiring in each instance approximately five years after the Regional Joint Venture has completed a planned initial financing. All other rights of beneficial ownership as to such shares are retained by the respective Regional Joint Venture, including the power to dispose of the shares in a bona fide sale transaction free of the proxy restrictions. See Notes 7 and 10 below as to the interest of a director in shares owned by Pharma Patch PLC.

(4) Includes 20,000 shares issuable upon exercise of stock options exercisable within 60 days after the Record Date held directly by Dr. Casebeer. Dr. Casebeer's business address is 15100 North 78th Way, Suite 100, Scottsdale, Arizona 85260.

(Footnotes - continued)

(5) Includes 20,000 shares issuable upon exercise of stock options exercisable within 60 days after the Record Date held directly by Dr. Johnson. Dr. Johnson's business address is 918 12th Street, New Westminster, British Columbia V3M 6B1, Canada.

(6) Includes 150,000 shares issuable upon exercise of stock options exercisable within 60 days after the Record Date held directly by Mr. Schultz. Mr. Schultz's business address is 167 S. San Antonio Road, Suite 9, Los Altos, California 94022.

(7) Includes: (i) 25,000 shares of Common Stock and 62,000 shares issuable upon exercise of stock options exercisable within 60 days after the Record Date held directly by Trident Management, a corporate affiliate of Mr. Watson; plus (ii) 3,410,000 shares of Common Stock and 500,000 Class C common stock purchase warrants exercisable during the month of February 1997 and/or the month of February 1998, and expiring thereafter to the extent not exercised, held directly by Pharma Patch PLC (see Note 10 below). Mr. Watson is the Chairman of the Board and Chief Executive Officer of Pharma Patch PLC and disclaims beneficial ownership of shares and warrants owned by Pharma Patch PLC. Mr. Watson's business address is 15/16 FitzWilliam Place, Dublin 2, Ireland.

(8) The following Regional Joint Ventures, holding an aggregate of 650,000 shares of Vista Common Stock, have agreed to grant irrevocable proxies to Vista's Board of Director's expiring in each instance approximately five years after the Regional Joint Venture has completed a planned financing: Vista Laser Centers of Michigan, Inc. -- 200,000 shares;
        and Vista Laser Centers of the Northeast, Inc. -- 450,000 shares. All other rights of beneficial ownership are retained by the respective Regional Joint Venture including the power to dispose of the shares in a bona fide sale transaction free of the proxy restrictions.

(9) Includes shares described in Notes 4 through 8 above plus 45,833 shares issuable upon exercise of stock options held directly or indirectly by two other executive officers that are exercisable within 60 days after the Record Date.

(10) Includes 3,410,000 shares of Common Stock plus 500,000 Class C common stock purchase warrants exercisable during the month of February 1997 and/or the month of February 1998, and expiring thereafter to the extent not exercised, held directly by Pharma Patch PLC. These securities are also included in the table under the beneficial ownership shown for Murray D. Watson (see Note 7 above).

(11) Includes 520,000 shares beneficially owned by Refractive Services-800, Inc., a Panama corporation reportedly owned and controlled by Marcel Jouby, a Dutch citizen, Kerry Lynne O'Rourke, a South African citizen residing in The Netherlands, and Sukumal Chintagavongse, a Thailand citizen.

(12) Includes 450,000 shares beneficially owned by Vista Laser Centers of the Northeast, Inc. which are subject to an irrevocable proxy in favor of the Company's Board of Directors (see Note 8 above).

                           ELECTION OF DIRECTORS

  The Company's By-Laws provide for a Board of Directors consisting of not less than three nor more than 15 directors, with the exact number to be fixed by the Board. The members of each class are elected for a term of one year and until their successors are elected and qualified. Unless otherwise instructed, the enclosed proxy will be voted for election of the nominees listed below, each of whom has indicated his willingness to serve if reelected. The persons designated as proxies reserve full discretion to cast their votes for another person recommended by management in the unanticipated event that any nominee is unable or declines to serve. Murray D. Watson is the only nominee for election as a director who has served as a director since the last Annual Meeting of Stockholders held on December 22, 1994. All other nominees were first elected as directors on February 16, 1996.

  The following table sets forth the names and certain information with respect to the persons nominated for election as directors at the 1997 Annual Meeting.


       Nominees for Director       Age          Director Since
      -----------------------     -----       ---------------------
      Dr. J. Charles Casebeer       57         February 16, 1996
      Dr. Donald G. Johnson         57         February 16, 1996
      Thomas A. Schultz             45         February 16, 1996
      Murray D. Watson              52         January 31, 1994


  DR. J. CHARLES CASEBEER is an ophthalmologist actively practicing in the United States and his experience since 1983 includes over 10,000 refractive procedures and the education of more than 3,000 physicians worldwide in various refractive procedures ranging from radial keratotomy to photorefractive keratectomy ("PRK") and laser assisted in situ keratomileusis ("LASIK"). He has been engaged in private practice from 1971 to the present time, including associations with the Northern Arizona Eye Clinic, Ltd. Outpatient Surgery Center, Flagstaff, Arizona from 1971 to July 1994, where he served as President and Medical Director; Northern Arizona Eye Clinic, Ltd., Scottsdale, Arizona from 1992 to May 1994; the J. Charles Casebeer Laser/Refractive Surgery Center Ltd., Scottsdale, Arizona from May 1994 to August 1994; and Casebeer Eye Centers, Ltd., Scottsdale, Arizona from August 1994 to the present. Dr. Casebeer also has served as Chairman of the Board of Vista Laser Centers of the Southwest, Inc. ("VLC-Southwest"), a Regional Joint Venture affiliate of the Company, since VLC-Southwest was first organized in January 1996. Dr. Casebeer's experience in keratorefractive surgery dates from 1983 to the present, and includes more than 6,000 cases. From 1987 to the present, Dr. Casebeer has served as a Course Director in RK technique and practice development and in automated lamellar keratoplasty ("ALK") at numerous courses and symposiums worldwide. Since 1992, he has been a Clinical Professor for the University of Utah Department of Ophthalmology. Dr. Casebeer has lectured extensively since 1989 at over 150 seminars, courses and symposiums on various refractive surgery topics including, among others, RK, ALK and LASIK procedures. He has authored four books or book chapters on refractive surgery, has 16 articles published in peer-reviewed medical journals, and since July 1993 has authored a monthly ocular surgery news column entitled "The Comprehensive Refractive Surgeon" in Ocular Surgery News. He received his B.A. degree from Harvard University, his Doctor of Medicine degree from the University of Southern California School of Medicine, served his internship at the Medical College of Virginia, his residency in ophthalmology at Stanford University Medical Center and currently holds professional licenses in the States of Arizona, California and Utah.

  DR. DONALD G. JOHNSON was elected Chairman of the Board and a director of the Company on February 16, 1996. Dr. Johnson, an ophthalmologist actively practicing in Canada, has successfully treated approximately 7,400 eyes with excimer laser procedures as of December 31, 1995. He also developed the proprietary Johnson transepilthelial multi-zone, multi-pass PRK procedure ("TMM PRK"), which provides for a smoother ablation zone and substantially reduces glare and central islands side effects sometimes encountered in standard PRK procedures. Dr. Johnson has practiced in New Westminster, British Columbia continuously since 1969, first participating in a group practice for general ophthalmology from 1969 to 1981, then as a solo practitioner from 1981 to 1985. He established the London Place Eye Centre in New Westminster as an outpatient medical and surgical eye center in November 1985 where he still practices. Dr. Johnson has published 16 articles and conducted 11 clinical investigation studies in the field of ophthalmology, including clinical investigations of the VISX 20/20 and Nidek EC-5000 excimer lasers and the Sunrise holmium laser. He has appeared as a guest speaker on radio and television and at numerous hospital and professional seminars since 1991 on subjects relating to excimer lasers. Dr. Johnson has been affiliated with St. Mary's Hospital, Royal Columbian Hospital and Surrey Memorial Hospital since 1969 and Whitehorse General Hospital since 1970. He received his M.D. degree from the University of Western Ontario, served his internship at Toronto Western Hospital, his general surgery residency at Shaughnessy Hospital, Vancouver, British Columbia, and his ophthalmology residency at the University of British Columbia. His post graduate accomplishments include certifications in the United States for radial keratotomy (1984), epikeratophakia (1986), advanced corneal transplantation
(1987), small incision cataract and advanced phacoemulsification (1990) and excimer laser PRK and PTK (1990) and certification in Germany for non freeze B.S.K. method of lamellar keratoplasty (1988).

  THOMAS A. SCHULTZ was elected a director, President and Chief Executive Officer of the Company on February 16, 1996. Mr. Schultz was a director and employee of Chrystallume, Inc., from 1986 to January 16, 1996 and served as its Chairman of the Board and Chief Executive Officer from April 15, 1993 until October 15, 1995. Chrystallume, a publicly-held company, produced diamond film for electronic and industrial applications. From 1983 to 1986, Mr. Schultz served as Corporate Vice President of Dole Food Co., formerly named Castle and Cooke, Inc., a consumer foods company. From 1979 to 1983, he was a staff member of Booz, Allen & Hamilton, an international business consulting firm. Mr. Schultz holds a B.E.S. degree in Operations Research from John Hopkins University and an M.B.A. from Harvard Business School.

  MURRAY D. WATSON was elected a director of the Company on January 31, 1994 and Vice Chairman of the Board on February 16, 1996. He has served as Chairman of the Board, Chief Executive Officer and a director of Pharma Patch Plc, a publicly-traded company, since July 1993 and as a director of Technical & Chemical Products, Inc., a publicly-traded company, from January 1996 to May 1996. Pharma Patch is an Irish public company and was engaged in the research and development of both advanced transdermal drug delivery systems and advanced skin penetration enhancers, a business sold by Pharma Patch in late 1995 to Technical & Chemical Products, Inc. Prior to July 1993, Mr. Watson had been the President and Chief Operating Officer of Pharma Patch's predecessor, Medipro Sciences Limited, from November 1987. Mr. Watson has over 25 years of experience in the international health care industry, including Vice President, Picker International, Inc.; President, Odyssey, Inc.; and General Manager, American Hospital Supply Corp. of Canada. As president since 1985 of the M.D.W. Group, Inc., a privately owned merchant banking company, he has managed a broad spectrum of business ventures. Mr. Watson received his B.A. Science in Civil Engineering in 1965 from the University of Toronto and his M.B.A. in 1971 from York University, Toronto, Canada.

  There is no family relationship between any of the Company's directors and executive officers. All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers serve at the discretion of the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which any person was elected or nominated as a director.

  The Board of Directors currently has authorized a Compensation Committee and a Stock Option Committee of the Board.

  The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for the Company's executive officers and for reviewing management recommendations concerning compensation programs for management. The Compensation Committee met once during the fiscal year ended March 31, 1996 at a meeting of the full Board. The Compensation Committee currently consists of Mr. Watson and a vacancy to be filled by the Board.

  The Stock Option Committee is responsible for granting options under the Company's employee stock option plans, establishing the terms and conditions of options granted under those plans, and administering employee stock options. Actions by the Stock Option Committee during the fiscal year ended March 31, 1996 were by unanimous written consent and at one meeting of the full Board of Directors. The Stock Option Committee currently consists of all of the members of the Board.

  The Board of Directors intends to establish an Audit Committee in the future responsible for meeting independently with representatives of Vista's independent accountants and with representatives of senior management. The Audit Committee will also be responsible for reviewing the general scope of the audit and matters relating to internal control systems.

  During the fiscal year ended March 31, 1996 the Board of Directors held eight meetings. No incumbent director attended fewer than 75% of all meetings of the Board of Directors. Actions by the Board of Directors other than at such meetings were held by unanimous written consent.

  The Company's By-Laws permits compensation of officer and directors as determined by the Board of Directors, and the Board reserves the right of changing compensation policies for directors from time to time. The salaries of all officers are subject to review and adjustment from time to time by the Board of Directors. For information as to compensation agreements and arrangements with executive officers and directors, see "Executive Compensation" below.

                          EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION

  The following Summary Compensation Table indicates the cash compensation paid by the Company as well as certain other compensation, paid or accrued for its fiscal years ended March 31, 1996 and 1995 to each of its Chief Executive Officers. No other executive officers received salary and bonus payment in excess of $100,000 for such periods.

                                     Annual Compensation            Long Term Compensation
                              -------------------------------  -------------------------------
                                                                       Awards         Payouts
                                                               --------------------  ---------
                                                    Other      Restricted Securities
                                                    Annual       Stock    Underlying   LTIP    All Other
   Name and          Fiscal    Salary     Bonus     Compen-      Awards    Options/   Payouts  Compen-
Principal Position   Year(1)     ($)        ($)     sation($)    ($)       SARs(#)      ($)    sation($)
------------------   -------  ---------  ---------  --------  ---------  ---------    -------  ---------
Thomas A. Schultz      1996    $ 12,000       -0-       -0-         -0-      300,000        -0-       (6)
  President and
  Chief Executive
  Officer (2)

Jac. J. Lam            1996    $225,000       -0-       -0-     $18,750(7)       -0-        -0-       -0-
  President and
  Chief Executive
  Officer (3)

Drago A. Cerchiari     1996     $20,000       -0-   $20,260(8)  $25,000(8)       -0-        -0-       -0-
  President &          1995     $33,100       -0-   $84,000(9)      -0-      190,000        -0-       -0-
  Chief Executive
  Officer (4)

G. Lennart Perlhagen   1995    $130,000       -0-       -0-         -0-          -0-        -0-       -0-
  Chairman or
  President and
  Chief Executive
  Officer (5)

________________________________________
(1) Information set forth in the table represents data for the fiscal years ended March 31, 1996 ("1996") and March 31, 1995 ("1995").
(2) Mr. Schultz was elected President and Chief Executive Officer of the Company on February 16, 1996.
(3) Mr. Lam was elected acting President and Chief Executive Officer of the Company on June 9, 1995 and resigned from that position when he was replaced on February 16, 1996.
(4) Mr. Cerchiari was elected President and Chief Executive Officer of the Company on February 1, 1995 and resigned as an executive officer of the Company on June 1, 1995.
(5) Mr. Perlhagen was elected Chairman, President and Chief Executive Officer of the Company on February 1, 1994. On January 15, 1995, he relinquished the titles of President and Chief Executive Officer. Mr. Perlhagen resigned as an executive officer of the Company on June 1, 1995.
(6) Mr. Schultz's employment agreement provides he will be entitled to a cash bonus of $75,000 upon the filing of the second of two registration statements for an initial public offering by Regional Joint Ventures sponsored by the Company.
(7) Represents the value of 25,000 shares of common stock awarded in December 1995 to Mr. Lam for services as a director in the fiscal year ended March 31, 1996 valued at $.75 per share.
(8) Includes 4,000 shares of in common stock valued at $20,260 paid in settlement of claims for expenses and subject to a put option subsequently exercised by Mr. Cerchiari and $25,000 in common stock (5,000 shares valued at $5.00 per share) paid in settlement of a hiring bonus claim under the terms of a Termination Agreement between the Company and Mr. Cerchiari effective June 1, 1995.
(9) Includes $84,000 in consulting payments for the 1995 period paid prior to Mr. Cerchiari's election as an officer and director.

STOCK OPTIONS

  The following tables summarize stock option activity during the fiscal year ended March 31, 1996 for each of the named officers shown in the table "Summary Executive Compensation":

                               Option/SAR Grants in Last Fiscal Year Ended March 31, 1996
                        ----------------------------------------------------------------------------
                                                                             Potential Realizable
                                                                                Value at Assumed
                         Number of    % of Total                              Annual Rates of Stock
                        Securities   Options/SARs                              Price Appreciation
                        Underlying    Granted to   Exercise or                  for Option Term
                       Options/SARs  Employees in  Base Price   Expiration  ------------------------
      Name              Granted (#)  Fiscal Year     ($/sh)        Date      5%($) (3)    10%($) (3)
---------------------   -----------  -----------  -----------  -----------  -----------  -----------
Thomas A. Schultz       150,000 (1)      9.8 %        $2.50      2/15/01    $103,606     $228,941
Thomas A. Schultz       150,000 (2)      9.8 %        $2.50      2/15/01    $103,606     $228,941
Jac. J. Lam             150,000 (1)      9.8 %        $2.50      2/15/01    $103,606     $228,941
Jac. J. Lam             150,000 (2)      9.8 %        $2.50      2/15/01    $103,606     $228,941
Drago A. Cerchiari          -0-           --            n/a          n/a         n/a          n/a
G. Lennart Perlhagen     50,000 (1)      3.3 %        $2.50      2/15/01    $ 34,535     $ 76,314

_________________________________________________
(1) Options granted under the Company's 1994 Stock Option Plan at an exercise price of not less than fair market value on date of grant, exercisable in 12 equal quarter-annual installments commencing May 15, 1996.
(2) Options granted under the Company's 1994 Stock Option Plan at an exercise price of not less than fair market value on date of grant, exercisable during the last 30 days of the five-year option term or earlier if the Company's common stock has traded at $10.00 or more for 30 days which need not be consecutive.
(3) The 5% and 10% assumed annualized rates of compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or a projection by the Company of future common stock prices.

                Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
                -----------------------------------------------------------------------------------------
                                                           Number of Securities        Value of Unexercised
                                                          Underlying Unexercised         In-the-Money
                                                              Options/SARs at          Options/SARs at
                                                           at Fiscal Year-End (#)   at Fiscal Year-End ($)(A)
                        Shares Acquired     Value        -------------------------  -------------------------
      Name                on Exercise (#)  Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable
----------------------    ---------------  ------------  ---------- --------------  ----------- -------------
Thomas A. Schultz                  -0-           n/a         -0-      300,000          -0-      $37,500
Jac. J. Lam                        -0-           n/a         -0-      300,000          -0-      $37,500
Drago A. Cerchiari                 -0-           n/a         -0-          -0-          -0-          -0-
G. Lennart Perlhagen               -0-           n/a         -0-       50,000          -0-      $ 6,250

________________________________________________________________
(A) The value of unexercised in-the-money options is based upon an estimated fair market value for the common stock on March 29, 1996 of $2.625 per share, based on the last reported closing price for the common stock as of that date.

                             Long-Term Incentive Plans --  Awards in Last Fiscal Year (1)
                          ------------------------------------------------------------------
                                          Performance
                             Number of      or Other
                          Shares, Units   Period Until
                              or Other    Maturation
      Name                     Rights      or Payout     Threshold      Target      Maximum
----------------------    -------------  -------------  -----------  -----------  -----------
Thomas A. Schultz                  -0-            n/a          n/a          n/a          n/a
Jac. J. Lam                        -0-            n/a          n/a          n/a          n/a
Drago A. Cerchiari                 -0-            n/a          n/a          n/a          n/a
G. Lennart Perlhagen               -0-            n/a          n/a          n/a          n/a

  The Company does not have any compensation plans involving stock appreciation rights or long-term incentive or deferred pension or profit-sharing plans.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

  The Company has entered into a written employment agreement dated as of January 31, 1996 with Thomas A. Schultz, who was elected President and Chief Executive Officer on February 16, 1996. The employment agreement with Mr. Schultz is for a term of 36 months from January 15, 1996 and is renewable thereafter on a year-to-year basis unless either party provides at least 60 days prior notice of termination before the expiration of its original term or any renewal term. The agreement provides for an annual base salary of $150,000, participation in group benefit programs, payment of Mr. Schultz's existing insurance premiums for long-term disability and life insurance for the initial 12 months of the agreement, and an amount not exceeding 7 1/2% of his base salary for personal benefit expenses relating to Mr. Schultz and his family members as he shall determine. Mr. Schultz is eligible to receive an annual performance bonus of up to 100% of his annual base salary based upon achievement of Company goals to be determined by the Board of Directors. In addition, he is entitled to a cash bonus of $75,000 upon the filing of the second of two registration statements for an initial public offering by Regional Joint Ventures sponsored by the Company.

  Mr. Schultz's employment agreement further provides he is entitled to severance benefits if his employment is involuntarily terminated, other than for cause (as defined in the agreement), death or disability, equal to (i) a lump-sum payment equal to his annual base salary, (ii) continuation of insurance benefits for life, health, dental and long-term disability for a period of 12 months after employment termination, and (iii) continued vesting of his outstanding stock options for a period of 12 months after employment termination. Mr. Schultz is required to devote his full business time to the affairs of the Company except for such investment, business, professional and continuing education activities that do not interfere with the performance of his duties as the Company's President and Chief Executive Officer. The employment agreement contains confidentiality and non-competition provisions in favor of the Company. Mr. Schultz's employment agreement was approved by the Board of Directors on February 6, 1996.

EMPLOYMENT AGREEMENT WITH EXECUTIVE VICE PRESIDENT

  Effective as of November 1, 1996, the Company entered into an employment agreement with Allen J. Simon, who was then elected Executive Vice President and Chief Operating Officer of Vista.

  The employment agreement with Mr. Simon is for a term of 36 months from November 1, 1996 and is renewable thereafter on a year-to-year basis unless either party provides at least 60 days prior notice of termination before the expiration of its original term or any renewal term. The agreement provides for an annual base salary of $175,000, an initial hiring bonus of $25,000 payable on or before December 15, 1996, a cash payment of $50,000 payable on May 1, 1997 in lieu of an annual bonus for the Company's fiscal year ending March 31, 1997, participation in group benefit programs, payment of life insurance premiums and an amount not exceeding 7 1/2% of his base salary for personal benefit expenses relating to Mr. Simon and his family members as he shall determine. Mr. Simon is eligible to receive an annual performance bonus of up to 100% of his annual base salary based upon achievement of Company goals to be determined by the Board of Directors for fiscal years commencing after March 31, 1997.

  As required by the employment agreement, Mr. Simon received five-year stock options granted on November 16, 1996 under the Company's 1994 Stock Option Plan exercisable at $2.75 per share covering 500,000 shares of the Company's common stock. Shares subject to the stock option become exercisable in 12 quarter-annual installments commencing February 16, 1997. Under the terms of the employment agreement, Mr. Simon also received 100,000 non-transferable Class G common stock purchase warrants expiring on December
31, 2001.   Each Class G warrant represents the right to purchase one share of
Common Stock exercisable at $2.625 per share. Class G Warrants include a cashless exercise feature which permits the holder, at his option, a right of tendering a portion of the warrants for cancellation in payment of the warrant exercise price. The Company has the right to repurchase Class B warrants for the nominal price of $100 if Mr. Simon's employment is terminated for cause or as a result of his voluntary resignation.

  Mr. Simon's employment agreement further provides he is entitled to severance benefits if his employment is involuntarily terminated, other than for cause (as defined in the agreement), death or disability, equal to (i) a lump-sum payment equal to his annual base salary, (ii) continuation of insurance benefits for life, health, dental and long-term disability for a period of 12 months after employment termination, and (iii) a consulting agreement for 12 months following employment termination at $150 per hour for services requested by the Company. Mr. Simon is required to devote his full business time to the affairs of the Company except for such investment, business, professional and continuing education activities that do not interfere with the performance of his duties for the Company. The employment agreement contains confidentiality and non-competition provisions in favor of the Company. Mr. Simon's employment agreement was approved by the Board of Directors on November 16, 1996.

EMPLOYMENT ARRANGEMENTS WITH OTHER EXECUTIVE OFFICERS

  On February 6, 1996, the Company's Board of Directors approved compensation arrangements for certain executive officers and directors.

  Trident Management Inc. ("Trident"), a corporate affiliate of Murray D. Watson, receives base compensation of $100,000 per year from the Company for services rendered by Mr. Watson plus a bonus to be reviewed by the Board at the end of each fiscal year up to 100% of the base compensation. Compensation under this arrangement was first payable effective upon Mr. Watson's election as the Company's Vice Chairman on February 16, 1996. The Company has been advised that Trident is also compensated by Pharma Patch PLC, Vista's controlling stockholder, for services rendered to Pharma Patch by Trident under a three year management agreement effective as of November 16, 1995 and that compensation paid by Vista to Trident is credited against the management agreement obligations of Pharma Patch to Trident.

  Pinnacle Financial Corporation ("Pinnacle"), a corporate affiliate of Kenneth G. Howling, receives base compensation of $60,000 per year plus a bonus to be reviewed by the Board at the end of each year up to 100% of the base compensation. Compensation under this arrangement was first payable effective upon Mr. Howling's election as Vista's Vice President of Finance, Treasurer and Chief Financial Officer on February 16, 1996. The Company has been advised that Pinnacle is also compensated by Pharma Patch PLC, Vista's controlling stockholder, for services rendered to Pharma Patch by Pinnacle under a three year consulting agreement effective as of November 16, 1995 and that compensation paid by Vista to Pinnacle is credited against the consulting agreement obligations of Pharma Patch to Pinnacle.

  A corporate affiliate of Dr. J. Charles Casebeer, effective upon his election as a director of Vista on February 16, 1996 and in further consideration of his agreement to provide certain consulting services to be defined by the Board, receives base compensation of $60,000 per year. Dr. Casebeer also serves as a director of certain Regional Joint Ventures and is Chairman of the Board and Chief Executive Officer of Vista Laser Centers of the Southwest, Inc., an affiliate of the Company. Upon successful completion of an initial public offering by three of those Regional Joint Ventures, Dr. Casebeer's corporate affiliate will become entitled to annual compensation of $60,000 per year from each of three Regional Joint Ventures.

  Dr. Donald G. Johnson, effective upon his election as Chairman of the Board and a director of the Company on February 16, 1996 and in further consideration of his agreement to provide certain consulting services to be defined by the Board, receives a base salary of $60,000 per year.

COMPENSATION OF DIRECTORS

  Directors are currently compensated for their services on the Company's Board of Directors by stock options in lieu of cash compensation. Directors are reimbursed for travel expenses incurred in attending meetings. The Company's Bylaws permits compensation of directors if approved by a majority of the entire Board of Directors, and the Board reserves the right to change its policy as to compensation of directors from time to time.

  In December 1995, the Company's Board of Directors authorized the issuance of 25,000 shares of the Company's Common Stock to each of its then three directors, Messrs. Jac. J. Lam, Malcolm J. Rowe and Murray D. Watson, or their nominees, as compensation for their services as directors during the fiscal year ending March 31, 1996. Due to the absence of an active trading market for the Common Stock at the time of this award and other factors deemed relevant by the Board, these shares were valued by the Company at the time of issuance at $0.75 per share.

STOCK OPTION PLANS

  Vista's Board of Directors has adopted a policy of providing long-term incentive to members of its Board and senior management tied to performance of Vista's Common Stock through stock option plans. These plans are intended to foster management incentive and positively align and reinforce management and stockholder interests. The plans are structured to allow the Board of Directors or its Stock Option Committee discretion in creating management and key employee equity incentives which assist the Company in motivating and retaining the appropriate talent needed to conduct its business successfully.

  The Company's Board of Directors and stockholders adopted two stock option plans in February 1994, the 1994 Stock Option Plan (the "1994 Plan") and the Restricted Stock Option Plan (the "Restricted Plan"). The 1994 Plan originally covered an aggregate of 150,000 shares of Common Stock and on February 6, 1996 and November 16, 1996 the Board increased the total number of shares subject to the 1994 Plan to a total of 2,500,000 shares, subject to ratification and approval of that increase by stockholders of the Company at the next annual stockholders meeting. The Restricted Plan covers a total of 50,000 shares of Common Stock. Under both Plans, the number of shares available for options and subject to option, and the option exercise price of outstanding options, is to be adjusted upward or downward, as the case may be, in the event of any stock dividend, recapitalization, merger, consolidation, split up or similar transaction affecting shares of the Company's Common Stock.

  Both Plans are administered by the Board of Directors or by a Stock
Option Committee of two or more members of the Board of Directors of the Company. The Stock Option Committee currently consists of Mr. Watson and a vacancy to be filled by the Board. The Stock Option Committee, or the Board in the absence of a Committee, determines the persons to receive options under the Plans, the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise.

  Both Plans contains provisions which authorize the Stock Option
Committee, in the event of a sale or merger of all or substantially all of the Company's assets, or a merger or consolidation in which the Company is not the surviving corporation, to take certain action in its discretion. In the event of such a transaction, the Committee may accelerate the exercisability of any option to permit its exercise in full during such period as the Committee may prescribe following the public announcement of a sale of assets or merger, or may elect to earlier grant that right at the time an individual option is granted. The Committee may also require in the event of such a transaction that an optionee surrender an option in return for a substitute option issued by a surviving corporation which is determined by the Committee to have a value substantially equal to the value of the surrendered option.

  Each of the Plans provides that shares of Common Stock acquired upon exercise of options will be paid for in cash or, in the sole discretion of the Committee, through the delivery of shares of the Company's Common Stock with a market value equal to the option exercise price. The ability to pay the option price in shares would, if permitted by the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment by the optionee. The Board of Directors has not established any policy as to whether it will permit exercises of options through payment with shares.

  The maximum term for each option under both Plans is ten years; to date no option has been granted for a term in excess of five years under either Plan. If any option granted under either Plan expires or terminates without having been exercised in full, the shares covered by the unexercised portion of the option may be used again for new grants under that Plan. No option granted under the Plans may be transferred by the optionee other than by will, the laws of descent and distribution, or by a qualified domestic relations order, and each option is exercisable during the lifetime of the optionee only by such optionee or a corporate entity controlled by the optionee.

  1994 STOCK OPTION PLAN

  For additional information concerning the 1994 Plan, see "Proposal 2 -- Proposal to Approve Increase in 1994 Stock Option Plan" below.

  RESTRICTED STOCK OPTION PLAN

  The Restricted Plan provides that options granted thereunder must be granted at an option price which is the lesser of $0.50 per share or 10% of the fair market value of the Common Stock on the date of grant. No options granted under the Restricted Plan may be exercised until the expiration of at least two years following the date on which the option was originally granted by the Company. Options under the Restricted Plan may be granted only to directors and senior management of the Company, including its Chairman of the Board, its President, and any other persons appointed to act as Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

  In the event of termination of an optionee's service as a director or member of senior management, the optionee's option will terminate and may be exercised during a 12 month period after termination to the extent the option was exercisable on the date of termination. In the event termination of employment was caused by death or permanent disability, the amount exercisable is extended under the Restricted Plan to the extent the option would have become exercisable during the 12 month period if not prevented by the optionee's death or disability. In no event may any option be exercised after the date the option would have expired in the absence of termination of employment.

  Under the Restricted Plan, a maximum of 50,000 shares of Common Stock may be issued. At December 31, 1996, one option covering 4,000 shares had been exercised under the Restricted Plan, unexercised options were outstanding to purchase 4,000 shares of Common Stock (all of which are exercisable in the fiscal year ending March 31, 1997) at an average exercise price of $0.50 per share, and up to 42,000 shares were available for future grants of options under the Restricted Plan. The outstanding option to purchase 4,000 shares at an exercise price of $0.50 per share is held by Trident Management Inc., a corporate affiliate of Murray D. Watson, an executive officer and director of the Company.

OTHER

  The Company currently has no pension, retirement, annuity, savings or similar benefit plan which provides compensation to its executive officers or directors except for group health insurance plans covering employees of operating subsidiaries.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange
Act") requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based upon a review of the copies of such forms furnished to the Company, responses from the Company's executive officers and directors in reply to monthly questionnaires, and other information available to the Company, the Company believes that as of March 31, 1996, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

                           CERTAIN TRANSACTIONS

AGREEMENTS WITH PHARMA PATCH PLC FOR EQUITY FINANCING AND CHANGE IN CONTROL

  During February 1996, Vista negotiated agreements with Pharma Patch Plc ("Pharma Patch"), a publicly-traded company with its principal office in Dublin, Ireland. Pharma Patch sold its operating assets and proprietary transdermal patch and penetration enhancer business in November 1995 in exchange for 786,214 shares of common stock in Technical & Chemical Products, Inc. ("TCPI") and the satisfaction of approximately $5,000,000 of Pharma Patch indebtedness by TCPI. TCPI is a publicly-traded company engaged primarily in the design, development, manufacture and marketing of medical diagnostic products for use in physician offices, at home and at other point-of-care locations, and the research, development and commercialization of transdermal and mucosal drug delivery systems and skin permeation enhancers.

  Vista's Board on February 6, 1996 authorized the negotiation of equity financing agreements with Pharma Patch. Murray D. Watson, a director of the Company, serves as the President and Chief Executive Officer and a director of Pharma Patch PLC. At the time these transactions were authorized, Malcolm J. Rowe, who served as a director of Vista until his death on February 14, 1996, also served as a director of Pharma Patch. On February 15, 1996, Pharma Patch publicly announced its board of directors had approved the acquisition of a controlling interest in Vista subject to negotiation of definitive agreements. Definitive agreements negotiated between the Company and Pharma Patch were executed on March 1 and March 4, 1996 and were closed on or prior to March 31, 1996. The Company's financing transactions and agreements with Pharma Patch are summarized as follows:

  STOCK PURCHASE AGREEMENT FOR $500,000 (200,000 VISTA COMMON SHARES)

  On March 1, 1996, Vista and Pharma Patch executed a Stock Purchase Agreement providing for the first stage of financing transactions. The Stock Purchase Agreement provided for 200,000 newly issued shares of Vista Common Stock to be sold to Pharma Patch for a cash price of $500,000, or $2.50 per share. These funds were received by Vista in March 1996.

  EXCHANGE OF NOTE AND TCPI SECURITIES FOR $5,150,000 (2,060,000 VISTA COMMON SHARES, STOCK OPTION COVERING 250,000 SHARES AND 500,000 CLASS C WARRANTS)

  On March 4, 1996, the Company and Pharma Patch executed an Agreement
(the "Exchange Agreement") that was closed on March 31, 1996. Under the Exchange Agreement, the Company delivered to Pharma Patch 2,060,000 newly issued shares of Vista Common Stock at a stated value of $5,150,000, or $2.50 per Vista share, plus 500,000 Vista Class C common stock purchase warrants ("Class C Warrants"). In exchange, Vista received from Pharma Patch: (i) an interest-free note due in six months from Pharma Patch in the principal amount of $750,000, which was fully paid by Pharma Patch on May 3, 1996; and (ii) 200,000 restricted shares of Technical Chemicals and Products, Inc. ("TCPI") common stock to be transferred from Pharma Patch to the Company at a value of $2,662,500, or $13.31 per TCPI share. At the time this transaction was completed and at March 31, 1996, shares of TCPI acquired by the Company were restricted as to resale under federal securities laws and were valued at both dates for financial statement purposes at a 25% discount from the public market price. On March 21, 1996, the date Pharma Patch and Vista closed transactions provided by the Exchange Agreement, the closing price for TCPI common stock was $17.75 per share. The Company sold substantially all of its TCPI shares in November 1996 at prices ranging from $7.75 to $8.00 per share.

  As additional consideration for these transactions, the Exchange
Agreement granted Pharma Patch an option exercisable at any time on or before September 30, 1996 to purchase up to an additional 250,000 newly issued shares of the Company's common stock at an option exercise price of $2.50 per share in cash (the "Six Month Option"). In July and October 1996, Pharma Patch exercised all 250,000 shares subject to the Six Month Option at an exercise price of $625,000.

  DESCRIPTION OF CLASS C WARRANTS

  The 500,000 Class C Warrants issued to Pharma Patch under the Exchange Agreement each represent the right to purchase one (1) share of the Company's common stock during the month of February 1997 and/or the month of February 1998, and expire thereafter to the extent not exercised. In each instance, the exercise price per share will be determined by the average of the quoted closing prices for the Company's common stock in the over-the-counter market during the month of January immediately preceding the date Class C Warrants or any portion thereof are exercised, except that the Class C Warrant exercise price per share in any event will not exceed $10.00 per share. The exercise price and number of shares issuable on exercise of Class C Warrants are subject to adjustment in certain events to prevent dilution in the event of any subsequent stock split, stock dividend, reclassification or recapitalization affecting the outstanding common stock as a class.

  EXCHANGE OF 900,000 VISTA COMMON SHARES BY CERTAIN STOCKHOLDERS

  At the time Vista negotiated and concluded its agreements with Pharma Patch, Vista was advised that three Vista stockholders, including Therapeutic Patch Research N.V. ("TPR"), Saliva Research Limited ("SRL") and Westcliff Partners Inc. ("WPI"), exchanged a total of 900,000 shares of Vista's outstanding common stock for newly issued securities of Pharma Patch in a privately-negotiated transaction. Those securities had been acquired by TPR, SRL and WPI in December 1995 as a result of prior transactions financing the operations of Vista through December 1995. See "Issuance of Shares for Expenses from June Through December 1995" below.

  CHANGE IN CONTROL AND OTHER INFORMATION

  As a result of the agreements described above, Pharma Patch acquired a
controlling interest in Vista during March 1996.   At March 31, 1996, Vista
had 5,256,105 common shares outstanding, including the 2,260,000 Vista shares issued to Pharma Patch under the Stock Purchase Agreement and the Exchange Agreement, but excluding common stock reserved for outstanding stock options, warrants, conversion or exchange of debt obligations or reserved for investments in certain Regional Joint Ventures. Pharma Patch's total ownership of 3,160,000 Vista common shares at March 31, 1996 represented approximately 60.1% of the total Vista common stock then outstanding. Vista and Pharma Patch both recognized in March 1996 that Pharma Patch's percentage ownership of the Company may fluctuate in the future as a result of continuing changes in Vista's capitalization, the right of Pharma Patch to exercise its Six Month Option for 250,000 Vista common shares expiring on September 30, 1996 and/or 500,000 Class C Warrants exercisable in February 1997 and February 1998, as described above, or as a result of a future decision by Pharma Patch to sell or otherwise dispose of all or a portion of its investment in Vista.

  The Company entered into a registration rights agreement with Pharma
Patch upon closing the Exchange Agreement. Subject to certain limitations, this agreement grants Pharma Patch two "piggy-back" registration rights in the event Vista files registration statements covering offerings of its securities under the Securities Act of 1933. In addition, Pharma Patch will have the right on three occasions after March 31, 1997 and until July 31, 2006 to demand that all or a portion of the Company's common stock held by Pharma Patch and issuable upon exercise of Class C Warrants and the Six Month Option be registered under the Securities Act of 1933. Any such registrations of Vista common stock for the account of Pharma Patch will be at the Company's expense.

  Murray D. Watson, a director of Vista since January 31, 1994, has served since July 1993 as Chairman of the Board, Chief Executive Officer and a director of Pharma Patch. On February 16, 1996, Mr. Watson was elected Vista's Vice Chairman of the Board and Kenneth G. Howling, Vice President and Chief Financial Officer of Pharma Patch, was elected Vista's Treasurer and Chief Financial Officer. In each case, their election as Vista officers was subject to a condition that definitive agreements for the contemplated transactions between Vista and Pharma Patch be executed; these agreements were executed on March 1, 1996 and completed on March 21, 1996.

  Transactions contemplated by the Stock Purchase Agreement and the Exchange Agreement were authorized and approved by Vista's board of directors ("Board") at a Board meeting held on February 6, 1996 attended by all three of Vista's then directors. Vista's Board approved the Stock Purchase Agreement and Exchange Agreement transactions with knowledge and disclosure of the proposed exchange by TPR, SRL and WPI of 900,000 shares of Vista common stock with Pharma Patch. Mr. Watson, a Vista director, abstained from voting on the proposed transactions due to his position as the Chief Executive Officer and a director of Pharma Patch. Messrs. Jac. J. Lam and Malcolm J. Rowe, Vista's other two directors at that time, voted in favor of approving the transactions. Mr. Rowe also served at the time as a member of Pharma Patch's board of directors.

PURCHASE OF CERTAIN SECURITIES FROM REFRACTIVE SERVICES-800, INC.

  From July 1995 through June 1996 date, a foreign corporate investor named Refractive Services-800, Inc. invested $520,000 in cash in five Regional Joint Ventures sponsored by the Company. In exchange for that investment, and in view of the high risks associated with making the initial investment in start-up enterprises that had yet to negotiate any agreements for proposed business operations, Refractive Services-800, Inc. received shares of a 10% Series A convertible preferred issue of the five Regional Joint Ventures with a liquidation preference equal to five times its cash investment (six times its cash investment in the case of VLC-Northeast). The Company has been advised that Refractive Services-800, Inc. is a Panama corporation owned and controlled by Marcel Jouby, a Dutch citizen, Kerry Lynne O'Rourke, a South African citizen residing in The Netherlands, and Sukumal Chintagavongse, a Thailand citizen.

  Vista negotiated an agreement on July 18, 1996 to acquire all Series A Preferred shares in the five Regional Joint Ventures originally purchased by
Refractive Services-800, Inc. for $520,000.   In exchange, Vista issued to
Refractive Services-800, Inc. a total of 520,000 shares of Vista common stock. The Company also agreed to purchase for $50,000 in cash all of the capital stock in Refractive Services 800 Corp., a Nevada corporation organized by Refractive Services-800, Inc. in 1995 to acquire rights to certain 800 and 900 telephone numbers for telemarketing purposes.

OFFSHORE SALES OF COMMON STOCK UNDER REGULATION S

  On March 29, 1996, Vista received $212,500 in proceeds from the sale of 100,000 shares of the Company's common stock at $2.125 per share under a Regulation S offshore private placement transaction with one foreign investor, Corundum B.V. The quoted closing market price for the Company's common stock on March 29, 1996 was $2.625 per share. No fees or commissions to third parties were paid in connection with this offering.

  On June 13, 1996, Vista received $212,500 in proceeds from the sale of 100,000 shares of the Company's common stock at $2.125 per share under a separate Regulation S offshore private placement transaction with two foreign investors, Solar Ventures Limited as to 50,000 shares and Armilla Holdings Limited as to 50,000 shares. The quoted closing market price for the Company's common stock on June 13, 1996 was $3.25 per share. No fees or commissions to third parties were paid in connection with this offering.

  On August 14, 1996, the Company received $212,500 in proceeds from the sale of 100,000 shares of the Company's common stock at $2.125 per share under a Regulation S offshore private placement transaction with one foreign investor, Paget Trading Ltd. The quoted closing market price for the Company's common stock on August 9, 1996, the date of the agreement, was $2.875 per share. No fees or commissions to third parties were paid in connection with this offering.

PURCHASE OF LASER EQUIPMENT FROM AFFILIATE OF A DIRECTOR

  On February 1, 1996, the Company entered into an asset purchase and lease assumption agreement with a corporate affiliate of Dr. J. Charles Casebeer providing for the purchase by Vista of an excimer laser system. The purchase price for the equipment was $75,000 in cash, a $96,591 promissory note with interest at 8% per annum originally due May 31, 1996, and the assumption of outstanding obligations under an existing lease of the laser including future lease payments not to exceed $328,409. Dr. Casebeer was subsequently elected a director of the Company on February 16, 1996. Vista later determined to replace its intended use of this equipment with newer technology, resulting in a charge to earnings in the amount of $446,636 for the impairment of an idle asset. As of December 31, 1996, the note to Dr. Casebeer's corporate affiliate remained unpaid and is expected to be paid by Vista later in the current fiscal year ending March 31, 1997.

ISSUANCE OF SHARES FOR EXPENSES FROM JUNE THROUGH DECEMBER 1995

  During the period from June to December 1995, certain clients of the Company's then acting President, Jac. J. Lam, invested approximately $1,470,000 to sustain Vista's corporate operations during that period. These advances included approximately $700,000 for travel by the Company's officers and consultants and corporate office expenses in New York and Europe, approximately $100,000 in out-of-pocket advances for various expenses, and $670,000 in compensation paid for personnel assigned to support the Company's corporate activities and its program to establish various Regional Joint Ventures in North America under the "Vista Laser Centers" name. The $670,000 figure for personnel included $200,000 paid or payable to the Company's then acting President, Jac. J. Lam, and $60,000 accrued for its then acting Treasurer and Chief Financial Officer, Theodore J. Mayer. The Company's Board of Directors agreed these charges should be billed at a flat negotiated rate of $1,470,000 and in December 1995 authorized the issuance of 925,000 shares of the Company's common stock in payment of these obligations.

  These shares were issued to Therapeutic Patch Research, N.V. (300,000 shares), Saliva Research Ltd. (325,000 shares) and Westcliff Partners Inc.
(300,000 shares).   Mr. Lam acted at the time as a managing director for
Saliva Research Ltd. and Westcliff Partners Inc., but disclaimed any beneficial interest in the securities held by those entities.

REPURCHASE OF SHARES FROM SEMERA AB

  In June 1994, the Company formed a subsidiary in Sweden, Vista Vision Scandinavia AB ("Vista-Sweden"). Under an agreement dated June 1, 1994, Vista-Sweden purchased certain assets of a PRK surgical center clinic in Stockholm, Sweden, from Semera AB, an unaffiliated company. The price paid for the assets was approximately $100,000 in cash, 28,600 shares of Vista common stock and 28,600 Class A Warrants. Vista-Sweden concurrently engaged the services of Professor Bjorn Tengroth, a noted authority in PRK procedures. All of the capital stock of Vista-Sweden is owned by Convista Vision BV, a Dutch company ("Convista") purchased by Vista in April 1994 as a subsidiary to administer financing and management of the Company's international operations.

  As part of the negotiated agreement with Semera AB, 20% of Convista's capital stock was sold to Professor Tengroth for $3,000 and Vista-Sweden advanced a loan of approximately $134,000 to Professor Tengroth. Exercising an option granted in June 1994, Convista subsequently repurchased Professor Tengroth's 20% interest in Convista for SEK 1,250,000 (approximately
$167,000), and his loan was repaid from the proceeds.   In June 1995, the
Company repurchased 25,640 shares of Vista common stock and 25,640 Class A Warrants from Semera AB for the sum of $277,777 pursuant to a commitment made in June 1994.

  The funds required for the $277,777 payment to Semera AB in June 1995 were obtained by the Company from proceeds of 12% convertible promissory notes issued by Vista in June 1995. These 12% notes were issued and sold to G. Lennart Perlhagen ($177,777), then a director of the Company, and Quintillion B.V., an affiliate of Jac. J. Lam (who was elected a director and acting President of the Company in June 1995). The 12% notes are due on June 15, 1998 and are convertible into shares of Vista common stock at $5.00 per share.
 Payment obligations on the 12% notes are collateralized by the pledge of 51% of the outstanding shares of Vista-Sweden. In consideration of these loans, Vista-Sweden is obligated to pay the noteholders a royalty of $100 for each Incremental PRK procedure performed by Vista-Sweden during the three years ending May 31, 1996, 1997 and 1998. Incremental PRK procedures for this purpose are generally defined as the number of PRK procedures performed by Vista-Sweden in excess of its first 800 PRK procedures for the twelve months ended May 31, 1996, and the number of PRK procedures in each following 12 month period that exceed PRK procedures performed for the prior 12 month period.

ABANDONMENT OF OPERATIONS BY VISTA VISION INTERNATIONAL LTD. (UNITED KINGDOM)

  Vista Vision International Ltd. ("Vista-UK"), formed in July 1992, owned a 50% interest in Precision Laser Eye Centres Ltd., a joint venture with Optika Holdings Limited formed in June 1993, which owned and operated an excimer laser eye surgical clinic in London, England. G. Lennart Perlhagen, President and Chief Executive Officer of the Company from February 1994 to January 15, 1995, served as the managing director of Vista-UK since its organization. The Company purchased all of the capital stock of Vista-UK and advances to Vista-UK of approximately 24,000 British pounds from an unaffiliated third party under an agreement dated March 31, 1994. The consideration paid by the Company included $134,000 in cash (U.S. funds) and 250,000 shares of the Company's common stock issued to the seller, Laser Technologies (Jersey) Ltd.

  In June 1995, Vista closed the operations of Vista-UK and Precision
Laser Eye Centres Ltd. due to their unprofitable history, a change in business strategy of the joint venture partner and extremely competitive market conditions in London.

ABANDONMENT OF PROPOSED ACQUISITION OF MEDICAL DEVELOPMENT RESOURCES, INC.

  Medical Development Resources, Inc. ("MDRI") is a privately-held
Delaware corporation engaged in research and development of a proprietary production process for the manufacture of scalpels and other cutting instruments from natural obsidian and/or an obsidian formulation. MDRI owned 100% of two operating subsidiaries, KMI I, Inc. ("KMI") which designs, manufactures and markets precision surgical instruments and related products, and Micra Instruments Limited ("Micra"), a company was formed by MDRI in July 1993 to purchase the assets of a business involved in design, development, manufacturing and marketing of titanium microsurgical instruments for ophthalmology and neurosurgery.

  As previously reported in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995 and Reports on Form 10-QSB for the quarterly periods ended June 30, 1995 and September 30, 1995, the Company engaged in a series of transactions and proposed transactions relating to investments in MDRI and its subsidiaries from April 1994 through June 1995. Vista wrote-off all of its investment in MDRI and loans advanced for MDRI's account, aggregating $5,643,000, as of March 31, 1995.

  INITIAL INVESTMENT BY VISTA IN MDRI.   On April 1, 1994, Vista entered
into an agreement with Obsidian Research N.V., an unaffiliated partnership, to acquire 715,563 shares of MDRI common stock and warrants to purchase up to 601,073 shares of MDRI common stock exercisable at $6.60 per share until December 31, 1996. The purchase price paid by Vista for these MDRI securities consisted of 200,000 shares of Vista Common Stock and 200,000 Vista Class A Warrants. The MDRI common stock and warrants were originally acquired by
Obsidian Research N.V. at a cost of $1,125,000 in February 1993.   Vista's
purpose in acquiring this interest in MDRI was to establish a long-term relationship with the KMI subsidiary for future access to U.S. ophthalmologists.

  ADDITIONAL MDRI INVESTMENTS IN MAY 1994.   On May 5, 1994, Vista entered
into a Stock Purchase Agreement (the "May 1994 Stock Agreement") with six individuals who were principal stockholders of MDRI and included certain members of MDRI and KMI's management (the "MDRI Management Stockholders"). Under the May 1994 Stock Agreement, Vista purchased 1,000,000 newly issued shares of MDRI common stock from MDRI on May 6, 1994 for $1,250,000 in cash and acquired 1,000,000 shares of MDRI common stock from the MDRI Management Stockholders in exchange for $2 million in principal amount of non-interest bearing promissory notes due on December 31, 1994. At the time of this investment, MDRI's management projected MDRI would generate net income for fiscal 1994 of at least $900,000 and there was proposed an initial public offering of MDRI securities in which Vista would participate as a selling stockholder.

  Concurrent with the closing of the May 1994 Stock Agreement, seven foreign private investors purchased an additional 1,000,000 shares of MDRI common stock from the MDRI Management Stockholders for $2 million in non-interest bearing promissory notes due in ten equal bi-weekly installments from July 5, 1994 through November 9, 1994. Under separate agreements on May 24, 1994, Vista acquired these 1,000,000 MDRI shares from the seven foreign investors in exchange for 200,000 shares of Vista common stock and 100,000 Vista Class A Warrants (all of which Vista shares and warrants were subsequently cancelled, as described below). With the consent of the MDRI Management Stockholders, Vista common stock issued to the seven foreign investors were substituted as a collateral pledge to secure obligations of the foreign investors on their non-interest bearing notes to the MDRI Management Stockholders.

  In July 1994, Vista was advised that the seven foreign investors were unable at that time to make payment of the installments due on their $2 million in notes to the MDRI Management Stockholders. As an accommodation to the MDRI Management Stockholders, during July and August 1994 Vista prepaid $600,000 in principal amount of Vista's $2 million note obligations otherwise maturing on December 31, 1994 to the MDRI Management Stockholders.

  EXCHANGES WITH TNC MEDIA, INC. FOR MDRI SECURITIES.   Under an agreement
dated October 11, 1994, MDRI transferred shares of common stock in TNC Media, Inc. ("TNC") to TNC in exchange for the forgiveness of $450,000 in principal and $56,140 of accrued interest due from MDRI and KMI to TNC and for the cancellation of 155,000 shares of MDRI common stock then held by TNC. As a consequence of the cancellation of these shares, Vista's then percentage ownership of MDRI capital stock increased from 52.41% to approximately 53.48%. In consideration of this increase in Vista's ownership of MDRI, TNC received from Vista redeemable Class B warrants to purchase up to 31,000 shares of Vista common stock exercisable at $10.00 per share at any time through October 11, 1999 unless earlier called for redemption. Vista has the optional right of calling the Class B warrants for redemption if the Vista common stock issuable upon exercise of Class B Warrants have been registered for sale under the Securities Act of 1933 and if Vista common stock is traded in the NASDAQ over-the-counter market or on a national securities exchange and the closing sale price is $22.50 per share or more for at least 20 consecutive trading days on the date Class B Warrants are called for redemption.

  During December 1994, Vista acquired 778,777 shares of MDRI common stock (representing approximately 11.2% of the MDRI shares then outstanding) from TNC in exchange for 155,755 shares of Vista common stock in order to increase
its voting position in MDRI.   Vista demanded that MDRI call an annual meeting
of its stockholders to elect directors, but this demand was ignored by MDRI.

  As a result of the above transactions, Vista owned 4,809,340 shares of MDRI capital stock, or approximately 69.13% of the total then outstanding, at December 31, 1994. The MDRI Management Stockholders continued to manage MDRI and its subsidiaries and controlled the policies and operations of MDRI and its subsidiaries.

  DECEMBER 1994 REORGANIZATION AGREEMENT WITH MDRI. In order to resolve certain disputes which arose between MDRI Management Stockholders and the seven foreign investors, on the one hand, and between MDRI Management Stockholders and Vista on the other hand, and in an effort to obtain control over the operating policies and management of MDRI and its subsidiaries, Vista entered into an Agreement and Plan of Reorganization with MDRI and the MDRI Management Stockholders dated as of December 15, 1994 (the "Reorganization Agreement") and amended in January and March 1995. In order to obtain access to historical financial records retained by independent public accountants for MDRI, Vista further agreed that upon the closing of the Reorganization Agreement Vista would assume $70,000 of MDRI's indebtedness to its independent public accountants and would guarantee an additional $70,000 of such
indebtedness assumed by KMI.   Vista advanced $40,000 of the funds
contemplated by these obligations prior to closing the Reorganization Agreement as an accommodation to MDRI and KMI.

  Due to numerous problems observed by Vista during its due diligence review of the operations and reported financial condition of MDRI and its subsidiaries, the original closing contemplated by the Reorganization Agreement was postponed pending a renegotiation of certain terms and
provisions of the Reorganization Agreement.   Vista also extended an exchange
offer to the holders of certain MDRI notes and warrants as required by the Reorganization Agreement, subject to the closing of the Reorganization Agreement. The Reorganization Agreement further provided for a proposed merger later in 1995 of MDRI with a wholly-owned subsidiary of Vista.

  EXCHANGE AGREEMENT FOR LOAN TO MICRA.    In June 1995, Quintillion B.V.,
an affiliate of the Company's then acting President, Jac. J. Lam, advanced the sum of $100,000 to Micra Instruments Ltd. for working capital to sustain Micra's operations in exchange for a 15% debenture issued by Micra. The 15% debenture was for a term of six months and payable thereafter on three months written notice and secured by a fixed and floating charge on the assets of Micra. In consideration of this financial accommodation, Vista entered into an Exchange Agreement with Quintillion B.V. which grants Quintillion the right to exchange the 15% Micra debenture for shares of the Company's common stock at an exchange price of $1.25 per share of Vista common stock.

  TERMINATION AND RESCISSION OF AGREEMENTS RELATING TO MDRI.   Following
the failure of MDRI and the MDRI Management Stockholders to comply with conditions set forth in the Reorganization Agreement and the inadequacy of MDRI's financial records, Vista elected on July 7, 1995 to terminate all obligations on its part under the Reorganization Agreement and advised MDRI and the MDRI Management Stockholders that Vista was further rescinding all transactions with the MDRI Management Stockholders contemplated by the May 1994 Purchase Agreement including all obligations under promissory notes previously issued by Vista. The reasons given by Vista for these actions included Vista's allegations of fraud, intentional misconduct and breach of fiduciary duties on the part of the MDRI Management Stockholders, misrepresentations of material facts by the MDRI Management Stockholders and MDRI, and failures in the timely performance of conditions precedent to Vista's obligations. Vista further demanded that the MDRI Management Stockholders make full restitution to Vista of $600,000 in cash previously paid by Vista to the MDRI Management Stockholders under notes issued pursuant to the May 1994 Stock Purchase Agreement.

  As a result of this action, all shares issued by Vista under the Reorganization Agreement and to seven foreign investors in exchange for Vista securities were cancelled and Vista returned to the MDRI Management Stockholders all certificates representing shares of MDRI common stock previously received by Vista except for 2,794,340 MDRI shares, believed to represent approximately 40% of MDRI's outstanding common stock, paid for in
cash by Vista.   Vista wrote-off all of its investment in MDRI and loans
advanced for MDRI's account, aggregating $5,643,000 as of March 31, 1995.

TRANSACTIONS WITH FORMER OFFICERS AND DIRECTORS

  In June 1994, Vista engaged the services of Drago A. Cerchiari to render consulting services relating to financial and accounting matters, including identification of suitable candidates for the position of the Company's Chief Financial Officer. Vista issued 7,000 Class A Warrants in consideration of this agreement, and agreed to repurchase all or any portion of these Class A
Warrants at the price of $5.00 per warrant.   Mr. Cerchiari exercised his put
option and the 7,000 Class A Warrants were cancelled in June 1995.

  The Company previously had employment agreements with Robert L. Ferrara, who resigned as the Company's Chief Financial Officer on April 14, 1995; Drago
A. Cerchiari, who resigned as the Company's President, Chief Executive Officer and a director on June 1, 1995; and G. Lennart Perlhagen, who resigned as the Company's Chairman on June 1, 1995 and as a director on July 4, 1995.

  Under an agreement dated as of July 5, 1995, the Company issued 16,000 shares of its common stock to Mr. Perlhagen in payment of $80,000 of unreimbursed business expenses.

  Under an agreement dated as of June 1, 1995, the Company paid Mr.
Cerchiari $8,740 in cash and issued 4,000 shares of common stock for reimbursement of a total of $29,000 of unreimbursed business expenses. Vista agreed that Mr. Cerchiari had a put option right to sell the 4,000 shares of common stock to the Company after January 31, 1996 at a price equal to $20,260 plus interest from June 1, 1995 at the rate of 1% per month. Mr. Cerchiari exercised that option on February 1, 1996. The Company also issued 5,000 shares of common stock to Mr. Cerchiari under the June 1, 1995 agreement as a negotiated settlement for a one-time hiring bonus in his original employment agreement dated as of January 15, 1995.


   PROPOSAL 2 -- PROPOSAL TO APPROVE INCREASE IN 1994 STOCK OPTION PLAN

INTRODUCTION

  Vista has adopted a policy of providing long-term incentive to members of its Board and management tied to performance of Vista's Common Stock through stock option and stock compensation plans. These plans are intended to foster management incentive and positively align and reinforce management and stockholder interests. The plans are structured to allow the Board of Directors (the "Board") or a Stock Option Committee discretion in creating management and key employee equity incentives which assist the Company in motivating and retaining the appropriate talent needed to conduct its business
successfully.   See "Executive Compensation -- Stock Option Plans" above and
"Proposal 3  --  Proposal to Approve 1996 Stock Compensation Plan" below.

  The plans adopted by the Company include, among others, its 1994 Stock Option Plan (the "1994 Plan"). Under the 1994 Plan as previously adopted by the Board and approved by stockholders, up to a maximum of 150,000 shares of Common Stock were authorized to be issued after adjustment for a one-for-5 reverse stock split as to the Common Stock effected on March 15, 1996. On February 6, 1996 and November 16, 1996, and in order to provide adequate stock options for new directors, management and other key personnel of the Company engaged by the Company in 1996, with additional options available for future grants, the Board increased the total number of shares subject to the 1994 Plan to a total of 2,500,000 shares, subject to ratification and approval of the increase by stockholders of the Company. The 1994 Plan is designed to permit the Company to provide different forms of options to meet competitive conditions and the particular circumstances of the employees, officers, directors and consultants who may be able to receive benefits. The 1994 Plan provides for the granting of stock options which, at the discretion of the Company, may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or stock options which do not qualify as incentive stock options under the Code ("non-qualified options"). Options under the 1994 Plan may be granted to officers, directors and any employees of, or consultants to, the Company and its subsidiaries.

  A copy of the 1994 Plan is attached as Exhibit A to this Proxy Statement and includes certain amendments to the 1994 Plan recently adopted by the Board, in accordance with the 1994 Plan, that are designed to comply with recent amendments to Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act") promulgated by the Securities and Exchange Commission effective as of August 15, 1996. A summary of the major provisions of the 1994 Plan, which is qualified by reference to the full text of the 1994 Plan, is as follows:

  SHARES SUBJECT TO OPTION.   If Proposal 2 is approved, up to 2,500,000
shares of Common Stock may be issued under the 1994 Plan. The number of shares available for options and subject to option, and the option exercise price, is to be adjusted upward or downward, as the case may be, in the event of any stock dividend, recapitalization, merger, consolidation, split up or similar transaction affecting shares of the Company's Common Stock. If any option granted under the 1994 Plan terminates or expires without having been exercised in full, the shares not purchased under such options will again be available for purposes of the 1994 Plan.

  ADMINISTRATION.  The 1994 Plan is administered by a Stock Option
Committee (the "Committee") consisting of either all members of the Board or two or more members of the Board who are non-employee directors of the Company as defined in Rule 16b-3 under the Exchange Act. Since each director of the Company is either a paid consultant or an employee of the Company, at present there are no directors who would qualify as non-employee directors and the Committee therefore consists of the full Board. The Committee has sole authority to determine which eligible employees of the Company and its subsidiaries shall receive options under the 1994 Plan, the times when they are to receive them, the number of shares to be optioned in each case, the provisions of the option agreements and the terms and conditions of exercise.

  OPTION PRICE. The option price in each incentive stock option granted under the 1994 Plan may be not less than 100% of the fair market value of the optioned stock on the date the option is granted and 110% of such fair market value if the optionee owns more than 10% of the voting rights of the Company's outstanding capital stock. The option price of "non-qualified options" granted under the 1994 Plan may be established at any price determined by the Stock Option Committee, but not less than 50% of the fair market value of the optioned stock on the date the option is granted. To date, all options granted under the 1994 Plan have been granted at an exercise which is not less than the fair market value of the optioned stock on the date of grant.

  ELIGIBLE EMPLOYEES. Subject to selection by the Committee, any full-time or part-time employee, officer or director of, or consultant to, the Company is eligible to be granted one or more options pursuant to the 1994 Plan. All officers, directors, and nominees for election as directors are eligible to participate in the 1994 Plan.

  MAXIMUM OPTION TERM. No option under the 1994 Plan may be made exercisable after the expiration of ten years from the date it is granted.
The Board may limit the term of options granted under the 1994 Plan to periods of less than ten years. To date, all options granted under the 1994 Plan have been limited to a maximum term of five years.

  LIMITATIONS ON TRANSFERABILITY. No option is transferable by the optionee except by will, under the laws of descent or distribution, by a qualified domestic relations order as defined by the Internal Revenue Code of 1986, to a family trust or trusts for family members of the original optionee, or to a beneficiary corporation if all of the issued and outstanding capital stock of the corporation shall be owned by the optionee. Shares issued on exercise of an option may not be sold or otherwise disposed of by an optionee until the expiration of at least six months following the date on which the exercised option was originally granted by the Company.

  EXERCISE AND TERMINATION OF OPTIONS. Options are exercisable in whole or in part at such times after the date of grant as are set forth in an option agreement as determined by the Committee. An option is exercisable by the optionee only during his or her lifetime and only while he or she is an employee of the Company, or within three months after termination of employment to the extent exercisable at the date of employment termination.
In the event of an optionee's death or disability, the option, to the extent exercisable at the date of termination of employment and unexercised, may be exercised by the optionee or his estate within one year from date of death or disability. In no event may any option be exercised beyond the expiration date specified in the individual option agreement. Except as indicated above, an option to the extent not validly exercised, will terminate automatically upon the termination of employment with the Company.

  OTHER PROVISIONS. Each option granted under the 1994 Plan will be for a term, and exercisable only in accordance with, option agreements approved by the Committee. The Committee has established a policy under the Company's stock option plans of limiting the term of stock options to a period of five years from the date of grant, but may elect otherwise as to one or more individual option agreements. The terms of exercisability of an option under the 1994 Plan may be determined upon an individual basis by the Committee at the time of grant.

  The 1994 Plan contains provisions which authorize the Board or the Committee, in the event of a sale or merger of all or substantially all of the Company's assets, or a merger or consolidation in which the Company is not the surviving corporation, to take certain action in its discretion (or to authorize such action by earlier resolution or by terms contained in the option agreement). In the event of such a transaction the Committee may authorize acceleration of the exercisability of any option to permit its exercise in full during such period as the Committee may prescribe following the public announcement of a sale of assets or merger. The Committee may also require an optionee in the event of such a transaction to surrender his option in return for a substitute option issued by a surviving corporation which is determined by the Committee to have a value substantially equal to the value of the surrendered option.

  Under the terms of the 1994 Plan, the aggregate fair market value (determined at the time an option is granted, which will normally be equal to the option exercise price per share) of Common Stock exercisable under an incentive stock option for the first time in any calendar year may not exceed $100,000.

  The 1994 Plan provides that shares of Common Stock acquired upon exercise of options will be paid for in cash or, in the sole discretion of the Board of Directors or the Committee, through the delivery of shares of the Company's Common Stock with a market value equal to the option exercise price. The ability to pay the option price in shares would, if permitted by the Board or the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment by the optionee.

  AMENDMENT. The Board of Directors may amend the 1994 Plan without the approval of stockholders, except that stockholder approval will be required for any amendment which would (i) increase the total number of shares optionable under the 1994 Plan, or (ii) reduce the option price of incentive stock options granted under the 1994 Plan below 100% of the fair market value of the stock on the day the option is granted, or (iii) change the class of persons eligible to participate in the respective Plan, or (iv) extend the period during which options may be granted or exercised. Adjustments in the total number of shares optionable under the 1994 Plan and adjustments of the option price may be made, however, without stockholder approval pursuant to the adjustment provisions mentioned above for any stock dividend, recapitalization, merger, consolidation, split up or similar transaction affecting shares of the Company's Common Stock.

  DURATION. No option may be granted under the 1994 Plan after February 2, 2004, but options granted on or before that date will remain valid in accordance with their respective terms.

  OUTSTANDING OPTIONS.    At December 31, 1996, no options had been
exercised under the 1994 Plan, and unexercised options were outstanding to purchase 2,319,000 shares of Common Stock at an average option exercise price of $2.72 per share, of which options covering 2,280,000 shares at option exercise prices ranghing from $2.50 to $2.75 per share are subject to stockholder ratification of the increase in the number of shares covered by the 1994 Plan. If such increase is approved by stockholders, up to 181,000 shares not previously granted and any options which are cancelled or expire will be available for future grants of options under the 1994 Plan. In the event the Company successfully completes the sale of at least $5 million in additional equity, two of the Company's executive officers have agreed to surrender for cancellation options previously granted under the 1994 Plan covering a total of 340,000 shares. Of the total options currently outstanding, options to purchase 486,667 shares are exercisable in the fiscal year ending March 31, 1997. Of the unexercised options outstanding, options covering 1,928,000 shares are held by six current officers and directors (of which options covering 323,000 shares are exercisable in the fiscal year ending March 31, 1997) at an average exercise price of $2.63 per share.

  Reference is made to "Executive Compensation -- Stock Options" above for additional information relating to stock option activity with certain executive officers of the Company.

  FEDERAL TAX ASPECTS.

  INCENTIVE STOCK OPTIONS

  The holder of an "incentive stock option" within the meaning of Section
422A of the Internal Revenue Code of 1986, as amended (the "Code"), issued under the 1994 Plan will not have taxable income upon either the grant of the option or its exercise for cash. Upon the sale or other disposition of shares received upon exercise of an incentive stock option, long-term capital gain will normally be recognized in the full amount of the difference between the sale proceeds and the option exercise price if the sale or other disposition takes place at least (a) one year after the date of exercise of the option and
(b) two years after the date of grant of the option. Long-term capital gains will be taxed at capital gain rates then in effect. If the stock is sold or disposed of before the end of either of the one-year or two-year periods described above for an amount greater than the fair market value of the stock at the date of exercise, the difference between the incentive stock option price and the fair market value of the shares on the date of the exercise of the option will be taxed as ordinary income; the balance of the profit will be taxed as long-term or short-term capital gain, as applicable. If the stock is sold or disposed of before the expiration of either of the one-year or two-year periods described above, and the amount realized is less than the fair market value of the stock at the date of exercise, the employee's ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction only to the extent the employee recognizes ordinary income with respect to the option or with respect to any gain on disposition of the shares received when the incentive stock option was exercised.

  The tax consequences may vary if an incentive stock option is exercised by paying the exercise price, in whole or in part, by the transfer to the Company of shares of Common Stock. If the optionee transfers shares of Common Stock which he or she received through the exercise of an incentive stock option and which he or she had not held for the requisite holding period prior to the transfer, the optionee will recognize income as if the shares had been sold or exchanged. The basis of the new shares received pursuant to the exercise would be the optionee's basis in the tendered shares, plus the amount of income recognized, plus the amount of cash paid, if any.

  Whether or not an incentive option is exercised by payment of cash or transfer of stock, the excess of the fair market value of stock received pursuant to the exercise of an incentive stock option over the exercise price may be deemed a tax preference item for purposes of the alternative minimum tax.

  NON-QUALIFIED STOCK OPTIONS

  Options granted under the 1994 Plan that do not qualify as incentive stock options under the Code will be "non-qualified options", i.e. will not qualify as "incentive stock options" for purposes of federal tax laws. The Board of Directors may also elect to grant non-qualified options under the 1994 Plan. Under existing laws and regulations, the grant of non-transferable non-qualified options will not result in income taxable to the employee or provide a deduction to the Company. However, the exercise of a non-qualified option results in taxable income to the employee and the Company is entitled to a corresponding deduction. At the time of exercise of a non-qualified option, the amount so taxable and so deductible will be the excess of the fair market value of the shares purchased over their option price. The income recognized is measured on such date by the then fair market value of the shares received less the option price. The Company will be entitled to a corresponding deduction in the year the optionee realizes ordinary income.

  THE BOARD OF DIRECTORS AT MEETINGS HELD ON FEBRUARY 6, 1996 AND NOVEMBER 16, 1996 APPROVED ADOPTION OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES COVERED BY THE 1994 STOCK OPTION PLAN, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL 2. AN AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE SHARES ACTUALLY VOTED AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL 2. UNLESS INDICATED TO THE CONTRARY, THE ENCLOSED PROXY CARD WILL BE VOTED FOR ADOPTION OF THIS PROPOSAL.

  The Company has been advised that Pharma Patch PLC intends to vote all 3,410,000 shares of Common Stock it is entitled to vote at the Annual Meeting in favor of the adoption of Proposal 2, and accordingly adoption of this proposal is assured. See "Voting Securities and Principal Shareholders" above.


      PROPOSAL 3 -- PROPOSAL TO APPROVE 1996 STOCK COMPENSATION PLAN

  On February 6, 1996, the Company's Board of Directors adopted a 1996
Stock Compensation Plan (the "Stock Plan") subject to approval of the Stock Plan within one year thereafter by stockholders of the Company. The purpose of the Stock Plan is to permit the Board or a Committee of the Board the flexibility of issuing shares of Vista Common Stock in lieu of cash to compensate officers, directors, employees and other individuals acting as professionals, consultants and/or advisers to the Company for services rendered to Vista and its subsidiaries. A "subsidiary" of the Corporation for purposes of the Stock Plan is any corporation in which Vista at the time of a compensation award owns or controls, directly or indirectly, at least 50% or more of the outstanding voting capital stock.

  Shares may be issued under the Stock Plan solely in payment for the value of services actually rendered to Vista. In no event may shares be issued as compensation under the Stock Plan: (i) for services which are either directly or indirectly related to the offer or sale of securities in a capital-raising transaction by Vista or its corporate affiliates; or (ii) for the sale of goods, merchandise, products or other tangible assets. Common Stock issued as compensation under the Stock Plan will be valued at their fair market value on the date such shares are authorized to be issued to a participant for designated services rendered in a specified dollar amount. In determining the fair market value of any such payment, the Board or a Committee of the Board will take into consideration the quoted prices in the public market for Common Stock on the date shares are authorized for issuance and, if deemed applicable by the Board or the Committee to its determination of fair market value, a reasonable discount to quoted market prices not exceeding 25% of the low bid price on the date of such authorization if such discount is deemed appropriate to allow for price volatility and/or possible lack of liquidity based on reported prices and trading volume in the public market for the Common Stock when compared to the number of shares authorized for issuance as compensation and any applicable forfeiture or restrictive provisions relating to the award.

  Shares of Common Stock authorized by the Stock Plan may be issued as compensation only upon the execution of an agreement by the recipient to accept the same in lieu of all or a designated portion of cash compensation otherwise payable for his or her services. If the award of shares is subject to contractual restrictions or performance conditions that may result in a forfeiture, the recipient's interest in the shares may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable restriction or performance condition and period shall lapse without the requirement of forfeiture.

  The Stock Plan will be administered by the Board or by a Committee of not less than two directors. No member of the Committee will be eligible to participate in the Stock Plan while serving on the Committee. The Committee has the authority to (i) select the participants to whom Common Stock compensation may be granted; (ii) determine the number of shares and the fair market value thereof for each payment of Common Stock compensation; (iii) determine any other terms and conditions of Common Stock compensation payments, including but not limited to any restrictions or forfeiture conditions relating to the performance of services by the participant; (iv) determine whether, to what extent and under what circumstances a Common Stock payment of compensation under the Stock Plan may be deferred either automatically or at the election of the participant under a written agreement; and (v) approve any agreement executed by participants under the Stock Plan.

  Subject to approval of the Stock Plan by Vista stockholders, 250,000 shares of Common Stock will be available for payment of compensation under the Stock Plan. If any shares are issued under the Stock Plan and subsequently cease to be outstanding as a result of any forfeiture or failure to satisfy restrictive conditions, such shares will again be available for compensation payments under the Stock Plan. No compensation awards under the Stock Plan have been made as of September 15, 1996.

  Upon the issuance of shares under the Stock Plan and the expiration of provisions as to possible forfeiture, if applicable, the participant will recognize taxable income equal to the fair market value of the shares issued and the Company will be entitled to a corresponding deduction in the year the participant realizes ordinary income.

  THE BOARD OF DIRECTORS AT A MEETING HELD ON FEBRUARY 6, 1996 UNANIMOUSLY APPROVED ADOPTION OF THE PROPOSAL TO ADOPT THE 1996 STOCK COMPENSATION PLAN, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL 3. AN AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE SHARES ACTUALLY VOTED AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL 3.

UNLESS INDICATED TO THE CONTRARY, THE ENCLOSED PROXY CARD WILL BE VOTED FOR ADOPTION OF THIS PROPOSAL.

  The Company has been advised that Pharma Patch PLC intends to vote all 3,410,000 shares of Common Stock it is entitled to vote at the Annual Meeting in favor of the adoption of Proposal 3, and accordingly adoption of this proposal is assured. See "Voting Securities and Principal Shareholders" above.


                               OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors appointed the independent public accounting firm of KPMG Peat Marwick LLP to act as the principal independent accountants as to the Company's consolidated financial statements for its most recent fiscal year ended March 31, 1996. KPMG Peat Marwick LLP has advised the Company that it had no direct or indirect financial interest in the Company or any sub-sidiary during the time it has acted as independent public accountants for the Company. The Company expects that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.


DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Any proposal, relating to a proper subject, which a stockholder may intend to present for action at the 1997 annual meeting of stockholders, and which such stockholder may wish to have included in the Company's proxy materials for such meeting, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Company at its principal office not later than August 31, 1997. It is suggested any such proposal be submitted by certified mail - return receipt requested.

OTHER BUSINESS OF THE MEETING

  Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.


January 10, 1997         By Order of the Board of Directors,

                         Thomas A. Schultz,
                                 President

                                                        EXHIBIT A
                          VISTA TECHNOLOGIES INC.
                          1994 STOCK OPTION PLAN

(Text in italics reflects changes adopted by the Board)

  1.    PURPOSE OF THE PLAN.  The purpose of the Vista Technologies Inc.
1994 Stock Option Plan ("Plan") is to encourage ownership of the common stock of Vista Technologies Inc., a Nevada corporation ("Company"), by eligible key employees, directors and officers providing service to the Company and its subsidiaries and to provide increased incentive for such employees and other persons to render services to the Company and its subsidiaries in the future and to exert maximum effort for the success of the business of the Company and its subsidiaries.

  2. DEFINITIONS. As used herein, and in any Option granted hereunder, the following definitions shall apply:

(a)     "Board" shall mean the Board of Directors of the Company.

(b)     "Common Stock" shall mean the Common Stock of the Company.

(c) "Company" shall mean Vista Technologies Inc., a Nevada corporation originally incorporated under the name Mercury Acquisitions, Inc. on June 15, 1992.

(d) "Committee" shall mean <ITALICS> either (i) all of the members of the Board, or (ii) a Committee of two or more members of the Board who are non-employee directors as that term is defined in Rule 16b-3 promulgated under the Exchange Act if there are at least two directors who so qualify and if such a Committee is designated by the Board. </ITALICS>

(e) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

(f) "Employee" shall mean any person, including officers, directors, employees and consultants, employed by the Company or any Subsidiary on either a full-time or part-time basis.

(g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(h) "Incentive Stock Option" shall mean any Option granted under this Plan, or any other option granted to an Employee, which complies with the provisions of Section 422A of the Internal Revenue Code of 1986, as amended from time to time (herein called the "Code").

(i) "Non-Qualified Stock Option" shall mean any Option granted under this Plan which does not qualify in whole or in part as an "incentive stock option" under the provisions of Section 422A of the Code.

(j)     "Option" shall mean a stock option granted pursuant to the Plan.

(k) "Optioned Shares" shall mean the Common Stock subject to an Option granted pursuant to the Plan.

(l)     "Optionee" shall mean a person who receives an Option under the Plan.

(m)     "Plan" shall mean this 1994 Stock Option Plan.

(n) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 6(i) of the Plan.

(o) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  3.    ADMINISTRATION OF THE PLAN.

  (a)   PROCEDURE.  The Plan shall be administered by the Committee;
provided that after any date on which equity securities of the Company are first effectively registered under Section 12 of the Exchange Act, no member of the Committee shall be granted an Option under the Plan unless he or she shall be first resign as a member of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors of the Company. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitutions therefor, fill vacancies, however caused, all subject to the provisions of Section 2(d) above, and to remove all members of the Committee.

  (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted (which price, in the case of Incentive Stock Options, shall be not less than the minimum specified in Section 6(b) hereof), the Employees to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option;
(vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee, and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

  (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

  4. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in paragraph 6(h) and 6(i) hereof and to the provisions of Section 9 hereof, a total of <ITALICS> Two Million Five Hundred Thousand (2,500,000) </ITALICS> shares of Common Stock shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an Option under the Plan.

  5.    ELIGIBILITY.

  (a)   Subject to Section 3(a) above, Incentive Stock Options under the
Plan may be granted only to Employees for a reason connected with their employment by the Company or any Subsidiary. Subject to Section 3(a) above, Non-Qualified Stock Options may be granted under the Plan to Employees for a reason connected with their employment or other service to the Company or any Subsidiary. An Employee who has been granted an Incentive Stock Option or a Non-Qualified Stock Option, if he or she is otherwise eligible, may be granted additional Incentive Stock Options or Non-Qualified Stock Options.

  (b) The aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Common Stock with respect to which any Incentive Stock Option may be exercisable for the first time by an Optionee during any calendar year (under this Plan and any other stock option plans of the Company and its Subsidiaries) shall not exceed $100,000.

  The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or other position at any time.

  6. TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

  (a) OPTION PERIOD. Each option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period. In the case of Incentive Stock Options, if the Optionee owns more than ten percent (10%) of the outstanding stock of the Company (determined in accordance with Section 425(d) of the Code) on the date the Incentive Stock Option is granted to him, the option period shall not exceed five years from the date of grant.

  (b) OPTION PRICE. The purchase price of each share of Common Stock subject to each Option granted pursuant to the Plan shall be determined by the Committee at the time the Option is granted. In the case of Incentive Stock Options, such purchase price shall not be less than the fair market value of a share of Common Stock on the date the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to an Optionee who owns more than ten percent (10%) of the outstanding stock of the Company (determined in accordance with Section 425(d) of the
Code) on the date the Option is granted to him, the option price shall not be less than 110% of the fair market value of a share of Common Stock on such
date.   In the case of Non-Qualified Stock Options, such purchase price shall not be less than fifty percent (50%) of the fair market value of a Share of Common Stock on the date the Option is granted, as determined by the Committee

  (c) EXERCISE PERIOD. No part of any Option may be exercised until the Optionee shall have remained in the employ of the Company or any of its Subsidiaries for such period after the date on which the Option is granted as the Committee may specify in the option agreement.

  (d) PROCEDURE FOR EXERCISE. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised. An Option may not be exercised for fractional shares. Unless stock of the Company is used to acquire such shares in accordance with paragraph 6(k), such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option price of such shares and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the

Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this paragraph 6(d). Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned shares.

  (e) TERMINATION OF EMPLOYMENT. If an Optionee to whom an Option has been granted ceases to be employed by the Company or any of its Subsidiaries for any reason other than death or disability, the Options granted to him shall thereupon terminate. Any Options which are exercisable on the date of such termination of employment may be exercised during a three month period beginning on such date.

  (f) DISABILITY OR DEATH OF OPTIONEE. In the event of the disability or death of the holder of an Option under the Plan while he is employed by the Company or any of its Subsidiaries, the Options previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of his disability or death) at any time and from time to time, within a period of one year after his disability or death, by the Optionee, by the executor or administrator of his estate or by the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its expiration. An employee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company or any of its subsidiaries by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration lasting not less than 12 months.

  (g) NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; except as provided in paragraphs 6(h) or 6(i), no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such certificate.

  (h)   EXTRAORDINARY CORPORATE TRANSACTIONS; ADJUSTMENT FOR
        RECAPITALIZATION, MERGER, ETC.

  If the Company is dissolved or liquidated, or is merged or consolidated into or with another corporation, other than by a merger or consolidation in which the Company is the surviving corporation, the then exercisable but unexercised Options granted under the Plan shall not be exercisable after the date of such dissolution, liquidation, merger or consolidation, unless such other surviving corporation makes provision for adoption of the Plan and the assumption of the Company's obligations thereunder.

  Notwithstanding any provision of this Plan, the Committee is authorized to take such action upon the date of grant of an Option or at any time thereafter as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options held by Optionees in the event of a sale or transfer of all or substantially all of the Company's assets, or merger or consolidation (other than a merger or consolidation in which the Company is the surviving corporation and no shares are converted into or exchanged for securities, cash or any other thing of value). Such action may include (but is not limited to) the following:

(A) Accelerating the exercisability of any Option to permit its exercise in full during such period as the Committee in its sole discretion shall prescribe following the public announcement of a sale or transfer of assets or merger or consolidation.

(B) Permitting an Optionee, at any time during such period as the Committee in its sole discretion shall prescribe following the consummation of such a merger, consolidation or sale or transfer of assets, to surrender any Option (or any portion thereof) to the Company for cancellation.

(C) Requiring any Optionee, at any time following the consummation of such a merger, consolidation or sale or transfer of assets, if required by the terms of the agreements relating thereto, to surrender any Option (or any portion thereof) to the Company in return for a substitute Option which is issued by the corporation surviving such merger or consolidation or the corporation which acquired such assets (or by an affiliate of such corporation) and which the Committee, in its sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of the Option (or portion thereof) so surrendered.

Subject to any action which the Committee may take pursuant to the provisions of this paragraph 6(h) and paragraph 6(i), in the event of any merger, consolidation or sale or transfer of assets referred to in this paragraph 6(h) or paragraph 6(i), upon any exercise thereafter of an Option, and Optionee shall, at no additional cost other than payment of the exercise price of the Option, be entitled to receive in lieu of Shares, (1) the number and class of Shares or other security, or (2) the amount of cash, or (3) property, or (4) a combination of the foregoing, to which the Optionee would have been entitled pursuant to the terms of such merger, consolidation or sale or transfer of assets, if immediately prior thereto the Optionee had been the holder of record of the number of Shares for which such Option shall be so exercised.

  (i) CHANGES IN COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

  (j) INVESTMENT REPRESENTATION. Each option agreement shall contain an agreement that, upon demand by the Committee for such a representation, the Optionee [or any person acting under paragraph 6(f)] shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such a representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

  (k)   PAYMENT WITH STOCK.  Subject to approval of the Committee, an
Employee may pay for any shares of Common Stock with respect to which an Option has been exercised by tendering to the Company other shares of Common Stock at the time of the exercise of such Option, provided, however, that at the time of such exercise, the Company shall have a Committee consisting of two (2) or more disinterested directors who shall approve the payment for option shares with other shares. The certificates representing such other shares of Common Stock must be accompanied by a stock power duly executed with signature guaranteed. The value of Common Stock so tendered shall be determined by the

Committee in its sole discretion. The Committee may, in its sole and absolute discretion, refuse any tender of shares of Common Stock, in which case it shall deliver the tendered shares of Common Stock back to the employee and notify the employee of such refusal.

  (l) OPTIONS NOT TRANSFERABLE. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 6 shall prevent:

        1) transfers by will, by the applicable laws of descent and distribution, or by a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the rules thereunder;

        2) options granted to directors and officers of the Company may, at the direction of the director/officer-Optionee, be designated in favor of a beneficiary corporation if all of the issued and outstanding capital stock of the Optionee-corporation shall be owned by such director or officer and conditions as to the vesting and termination of such options shall apply at all terms during the term of such options as if the director or officer were the named Optionee;
              <ITALICS> and

        3) transfers to family trusts and trusts for family members of the original Optionee so long as such options shall not thereafter be freely transferable by any such trust.
              </ITALICS>


  (k). six month restriction on sale or disposition. <ITALICS> If required to assure compliance with the provisions of Rule 16b-3 of the Exchange Act, </ITALICS> no part of any shares acquired on exercise of an Option granted under the Plan may be sold or otherwise disposed of by an Optionee until the expiration of at least six months following the date on which such Option so exercised was originally granted by the Company. In the event an Option is exercised within six months of its date of grant <ITALICS> and the Committee shall determine that the restriction required by this paragraph is necessary to assure compliance with Rule 16b-3 of the Exchange Act, </ITALICS> the securities evidencing the shares may bear a legend referring to the restrictions set forth in this Section.

  7. AMENDMENTS OR TERMINATION. The Board of Directors may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted without his consent, or which without the approval of the shareholders, would: (i) except as is provided in paragraphs 6(h) and 6(i) of the Plan, increase the total number of shares reserved for the purposes of the Plan or decrease the option price provided for in paragraph 6(b) of the Plan,
(ii) change the class of persons eligible to participate in the Plan as provided in paragraph 5 of the Plan, (iii) extend the option period provided for in paragraph 6(a) of the Plan, or (iv) extend the expiration date of this Plan set forth in paragraph 9 of the Plan.

  8. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provisions of Rule 16b-3 of the United States Securities and Exchange Act of 1934, as amended. If any Plan provision is found or determined not to be in compliance with such Rule 16b-3, the provision shall be deemed null and void and this Plan shall be deemed appropriately amended, retroactive to the date of initial adoption of this Plan, to provide for compliance with Rule 16b-3.

  9. EFFECTIVENESS AND EXPIRATION OF PLAN. The Plan shall be effective on February 3, 1994, the date the Board of Directors of the Company initially adopted the Plan, subject to the express condition that any Incentive Stock Option granted thereunder shall be subject to the condition that shareholders of the Company shall have approved and ratified the Plan within one year thereafter. Notwithstanding anything to the contrary set forth in the Plan or any option agreement pursuant to the Plan, no Incentive Stock Option under the Plan may be exercised unless shareholders of the Company shall have approved and ratified the Plan within one year of its effective date; the failure to obtain such approval by shareholders shall not affect the validity or right to exercise any Non-Qualified Stock Option granted hereunder in accordance with its terms. For the purpose of granting Options hereunder, this Plan shall expire on February 3, 2004, ten years after the effective date of the Plan and thereafter no Option shall be granted pursuant to the Plan.

  10.   INFORMATION TO STOCKHOLDERS.   If the vote or written consent of
stockholders required by the provisions of Section 9 of this Plan was not solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the Exchange Act, then after the first registration of equity securities of the Company under Section 12 of the Exchange Act and prior to the first annual meeting of stockholders held subsequent thereto, the Company shall furnish in writing to the holders of record of securities entitled to vote substantially the same information concerning the Plan which would have been required by the rules and regulations under Section 14(a) of the Exchange Act then in effect as if proxies to approve the Plan were being solicited at that time,

  11. CANCELLATION AND ISSUANCE. The Committee may, at its sole discretion, subject to the provisions of the Plan, cancel outstanding Options and issue replacement Options under the Plan under terms and at exercise prices it deems beneficial to the Company and the Optionees, to further the purposes of the Plan. Notwithstanding this Section, no Option may be cancelled, or otherwise amended or modified, without the written consent of the Optionee.

                                                       EXHIBIT B

                          VISTA TECHNOLOGIES INC.
                       1996 STOCK COMPENSATION PLAN

SECTION 1.  PURPOSE OF THE PLAN AND CERTAIN DEFINITIONS.

  1.1. The purpose of the 1996 Stock Compensation Plan (the "Plan") is to aid Vista Technologies Inc., a Nevada corporation (the"Corporation") and its subsidiaries by providing an "employee benefit plan" within the meaning of that term in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), for use by a Committee of the Board, and at the discretion of said Committee, to compensate officers, directors, employees and other individuals acting in the place of employees of the Corporation or its subsidiaries as professionals, consultants and/or advisers to the Corporation, in each instance as designated from time to time by the Committee (such persons being individually called a "Plan Participant" and collectively the "Plan Participants").

  1.2. For purposes of the Plan, a "subsidiary" of the Corporation shall be any corporation in which the Corporation at the time of a compensation award hereunder owns or controls, directly or indirectly, at least fifty percent (50%) or more of the outstanding voting capital stock.

  1.3. Compensation issuable under the Plan to Plan Participants shall be payable in shares of the Corporation's common stock, par value $0.005 per share (the "Common Stock") in lieu of cash compensation and shall be issued solely in payment for the value of services actually rendered to the Corporation by the Plan Participant. Shares issued hereunder shall be valued at the fair market value thereof on the date such shares are authorized to be issued to a specified Plan Participant by the Committee for designated services rendered, or to be rendered, in a specified dollar amount. In determining the fair market value of any payment in Common Stock issued under this Plan from time to time, the Committee shall take into consideration the quoted prices in the public market for the Common Stock on the date such shares are authorized for issuance by the Committee and, if deemed applicable by the Committee to its determination of fair market value, a reasonable discount to quoted market prices not exceeding 25% of the low bid price on the date of such authorization if such discount is deemed appropriate by the Committee to allow for price volatility and/or possible lack of liquidity based on reported price and trading volume in the public market for the Common Stock when compared to the number of shares and any applicable forfeiture or restrictive provisions authorized for issuance to a Plan Participant in accordance herewith.

  1.4. Compensation paid in Common Stock under this Plan may be issued only with respect to services of the type for which shares pursuant to an employee benefit plan may be registered on Form S-8 under the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, as the same are in effect at the date this Plan is adopted by the Board of Directors and as said Form S-8 and such rules and regulations may be amended from time to time hereafter during the term of this Plan. In no event shall any compensation be payable hereunder: (i) for services which are either directly or indirectly related to the offer or sale of securities in a capital-raising transaction by the Corporation; or (ii) for the sale of goods, merchandise, products, tangible assets or other personal property. Shares of Common Stock authorized by this Plan may be issued as compensation only upon the execution of an agreement by the recipient of such shares to accept the same in lieu of all or a designated portion of cash compensation otherwise payable for such services.

  1.5. Each prospective recipient of a payment of shares of Common Stock under this Plan shall not, with respect to such payment, be deemed to have become a Plan Participant, or to have any rights with respect to such payment, until and unless such recipient shall have executed an agreement or other instrument evidencing the payment in form and substance acceptable to the Committee and delivered a fully executed copy thereof to the Corporation, and otherwise complied with any then applicable terms and conditions of the payment.

  1.6. Subject to the provisions of this Plan, shares or interests in shares of Common Stock issued as compensation under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which such shares are issued, or, if later, the date on which any applicable restriction or performance condition and period shall lapse without a requirement of forfeiture.

SECTION 2.  ADMINISTRATION.

  2.1. The Board of Directors of the Corporation (the "Board") shall designate a Committee of not less than two directors (the "Committee") who
shall serve at the pleasure of the Board.   No member of the Committee shall
be eligible to participate in the Plan while serving on the Committee, and each member of the Committee shall conform to such other qualifications as shall be necessary for payments of Common Stock compensation under the Plan to be exempt from the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") by virtue of the provisions of Rule 16b-3 thereunder as the same shall be amended from time to time.

  2.2. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may be issued or adopted by the Board, to authorize the issuance of Common Stock as compensation for services in accordance with this Plan to eligible Plan Participants designated by the Committee from time to time. In furtherance of such powers:

        (a) The Committee shall interpret the provisions of this Plan and any payments of Common Stock compensation issued under the Plan (and any agreements relating thereto) and supervise the administration of the Plan.

        (b) The Committee shall: (i) select the Plan Participants to whom Common Stock compensation may from time to time be granted hereunder; (ii) determine the number of shares and the fair market value thereof for each payment of Common Stock compensation granted hereunder; (iii) determine any other terms and conditions of such Common Stock compensation payments, not inconsistent with the provisions of the Plan (including but not limited to any restrictions or forfeiture conditions relating to the performance of services by the Plan Participant); (iv) determine whether, to what extent and under what circumstances a Common Stock payment of compensation hereunder may be deferred either automatically or at the election of the Plan Participant under a written agreement; and (v) approve any agreement executed by Plan Participants and the Corporation in accordance with this Plan.

        (c) All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board (as and to the extent permitted hereunder) shall be final, conclusive and binding on all persons, including the Corporation, its shareholders and Plan Participants.

SECTION 3.    STOCK SUBJECT TO THE PLAN.

  3.1. The total number of shares of Common Stock of the Corporation available for payment of compensation under the Plan is Two Hundred Fifty
Thousand (250,000) shares.   Such shares may consist, in whole or in part, of
authorized and unissued shares or treasury shares. If any shares that have been issued as compensation hereunder cease to be outstanding as a result of any forfeiture or failure to satisfy restrictive conditions of a payment, such shares shall again be available for compensation payments under the Plan.

  3.2. In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the aggregate number of shares which may be issued under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided that the number of shares subject to any compensation payment shall always be a whole number. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and performance criteria relating to, payments of compensation hereunder in recognition of unusual or nonrecurring events affecting the Corporation, the financial statements of the Corporation, the services to be rendered by a Plan Participant, or in response to changes in applicable laws, regulations or accounting principles.

SECTION 4.    STOCK CERTIFICATES AND CERTAIN RESTRICTIONS.

  4.1. To the extent deemed necessary by the Committee, acting upon the advice of counsel to the Corporation, stock certificates issued under the Plan may bear an appropriate legend referring to any applicable restrictions under the Securities Act. In such event, the Committee may require any Plan Participant receiving shares pursuant to a Common Stock payment of compensation under the Plan to represent to and agree with the Corporation in writing that such Plan Participant is acquiring the shares without a view to distribution thereof.

  4.2. To the extent deemed necessary by the Committee, stock certificates issued under the Plan may bear an appropriate legend referring to the any restrictions applicable to any such payment, substantially in the following form:

  "The transferability of this certificate and the shares represented hereby are subject to the terms and conditions
  (including forfeiture) of the Corporation's 1996 Stock
  Compensation Plan and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the principal offices of the Corporation."

  4.3. If deemed appropriate by the Committee, the Committee may require that the stock certificates evidencing shares subject to forfeiture or other restrictions be held in custody by the Corporation until the restrictions thereon shall have lapsed, and may require, as a condition of any restricted payment, that the Plan Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such payment.

SECTION 5.    AMENDMENTS AND TERMINATION.

  5.1. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would:

        (a) impair the rights previously granted to any Plan Participant without the Plan Participant's consent;

        (b) except with approval of shareholders of the Corporation within one year after the same is proposed, increase the total number of shares available for the purpose of the Plan;

        (c) amend the Plan or an agreements thereunder in a manner that would render the shares of Common Stock covered by the Plan to become ineligible for registration on Form S-8 under the Securities Act (except in the event Form S-8 shall be revoked by the Securities and Exchange Commission);

        (d) amend the Plan in a manner that would cause payments of Common Stock compensation under the Plan to become subject to the provisions of Section 16(b) of the Exchange Act (except in the event Rule 16b-3 thereunder shall be revoked by the Securities and Exchange Commission);

        (e) otherwise materially increase the benefits accruing to Plan Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

  5.2 The Committee may amend the terms of any Common Stock payment theretofore granted under this Plan, prospectively or retroactively, but no such amendment shall impair the rights of any Plan Participant without such Plan Participant's consent.

SECTION 6.    OTHER PROVISIONS.

  6.1. Nothing in the Plan shall confer upon any Plan Participant the right to continue in the employment of the Corporation or any of its subsidiaries or affect any right that the Corporation or any of its subsidiaries may have to terminate the employment of any such employee.

  6.2. A Plan Participant shall have no rights as a shareholder until he or she becomes the registered holder of record of Common Stock certificates delivered under the Plan. The Corporation shall have no liability to any Plan Participant for any delay in the issuance and delivery of such Common Stock certificates; provided, however, that in the event of any unanticipated delay in the issuance and delivery of shares authorized for issuance under the Plan, in appropriate circumstances the Committee in its discretion may adjust the number of share so issued to compensate for any loss to the Plan Participant arising from a decline in the fair market value of shares issued as a result of said unanticipated delay.

  6.3. If any Plan Participant receiving a payment of Common Stock compensation hereunder is an employee of the Corporation, such Plan Participant shall make arrangements satisfactory to the Committee to pay to the Corporation, in the calendar quarter of such payment, any Federal, state or local taxes required to be withheld from the employee with respect to such compensation. If such employee shall fail to make such tax payments as are required, the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Plan Participant.

  6.4. The Plan shall be effective on the date it is approved by the Board of Directors, but its continuance shall be subject to the approval, obtained in accordance with Rule 16b-3(b) of the Exchange Act (if so required), of the holders of a majority of all outstanding shares of Common Stock within twelve months after the date the Plan is adopted by the Board. Any stock compensation payments proposed for issuance before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve months after the Plan is adopted by the Board.

  6.5. The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the state of California and applicable federal law of the United States.

  6.6 No payments of compensation hereunder shall be granted pursuant to the Plan after the tenth anniversary of the earlier of either the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Corporation, but payments of compensation theretofore granted may extend beyond that date.

                             #  #  #  #  #  #

P R O X Y                   VISTA TECHNOLOGIES
                      ANNUAL MEETING OF STOCKHOLDERS
                             February 4, 1997

  The undersigned stockholder of VISTA TECHNOLOGIES INC. hereby appoints THOMAS A. SCHULTZ and WILLIAM M. CURTIS, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on February 4, 1997, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present, for the following purposes:

1.      ELECTION OF  DIRECTORS

  FOR each nominee listed below  [  ]
            (except as marked to the contrary below);
  WITHHOLD AUTHORITY      [  ]
             to vote for each nominee listed below:

        DR. J. CHARLES CASEBEER       DR. DONALD G. JOHNSON
           THOMAS A. SCHULTZ             MURRAY D. WATSON


  (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2.      [  ] FOR    [  ] AGAINST    [  ] ABSTAIN   as to a proposal to approve
        an increase in shares covered by the Company's 1994 Stock Option Plan to 2,500,000 shares of Common Stock.

3.      [  ] FOR    [  ] AGAINST    [  ] ABSTAIN   as to a proposal to approve
        the 1996 Stock Compensation Plan covering 250,000 shares of Common Stock

4. In their discretion upon such other matters as may properly come before the meeting.
  WITHHOLD AUTHORITY  [   ]

This Proxy will be voted as directed or, if no direction is indicated, will be VOTED FOR the election of the nominees named above and each of the other Proposals listed above. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January 10, 1997.


Dated: _____________            ___________________________________________
                                        (Signature)

                          ___________________________________________
                                    (Signature if jointly held)

                          ___________________________________________
                                       (Print Name Here)

Please sign your name or names exactly as stenciled. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
TO VOTE BY PROXY, REMOVE THIS COVER PAGE AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE OR BY FACSIMILE TRANSMISSION TO FAX NUMBER (415) 947-1760.